HEMT                      HOME EQUITY MORTGAGE TRUST
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                        HOME EQUITY MORTGAGE TRUST 2006-6

                       FREE WRITING PROSPECTUS [12/20/06]

                               HEMT Series 2006-6
                                 [$272,525,100]

              Credit Suisse First Boston Mortgage Securities Corp.
                                    Depositor

                         U.S. Bank National Association
                                     Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


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                        HOME EQUITY MORTGAGE TRUST 2006-6

          Home Equity Mortgage Pass-Through Certificates, Series 2006-6

Pricing Information

Offered Certificates(1):

      ----------------------------------------------------------------------------------------------------------
                                                                                                   Proposed
                     Approximate Class     Loan                         Pass-Through     WAL        Ratings
         Class      Principal Balance($)   Group        Bond Type          Rate(2)     (Years)    (S&P/Moody's)
      ----------------------------------------------------------------------------------------------------------
          1A-1         [27,000,000]         I          Senior/Adj        LIBOR+[ ]%      1.30       AAA/Aaa
      ----------------------------------------------------------------------------------------------------------
          2A-1         [145,920,000]        II         Senior/Adj        LIBOR+[ ]%      0.97       AAA/Aaa
      ----------------------------------------------------------------------------------------------------------
          2A-2         [18,480,000]         II         Senior/Adj        LIBOR+[ ]%      2.31       AAA/Aaa
      ----------------------------------------------------------------------------------------------------------
          2A-3          [18,000,000]        II         Senior/Adj        LIBOR+[ ]%      3.02       AAA/Aaa
      ----------------------------------------------------------------------------------------------------------
         A-R(3)            [100]            II       Senior/Residual    Net Funds Cap    N/A        AAA/---
      ----------------------------------------------------------------------------------------------------------
          M-1          [13,895,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      5.48       AA+/Aa1
      ----------------------------------------------------------------------------------------------------------
          M-2          [13,610,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      4.91        AA/Aa2
      ----------------------------------------------------------------------------------------------------------
          M-3           [6,190,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      4.49       AA-/Aa3
      ----------------------------------------------------------------------------------------------------------
          M-4           [5,640,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      4.35        A+/A1
      ----------------------------------------------------------------------------------------------------------
          M-5           [6,050,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      4.23         A/A2
      ----------------------------------------------------------------------------------------------------------
          M-6           [4,540,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      4.15        A-/A3
      ----------------------------------------------------------------------------------------------------------
          M-7           [4,810,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      4.10      BBB+/Baa1
      ----------------------------------------------------------------------------------------------------------
          M-8           [4,260,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      4.05       BBB/Baa2
      ----------------------------------------------------------------------------------------------------------
          M-9           [4,130,000]       I & II     Mezzanine/Adj.      LIBOR+[ ]%      4.01      BBB-/Baa3
      ----------------------------------------------------------------------------------------------------------
         Total         [272,525,100]
      ---------------------------------

Non-Offered Certificates(1):

      ----------------------------------------------------------------------------------------------------------
                                                                                                   Proposed
                     Approximate Class     Loan                         Pass-Through     WAL        Ratings
         Class      Principal Balance($)   Group        Bond Type          Rate(2)     (Years)    (S&P/Moody's)
      ----------------------------------------------------------------------------------------------------------
          X-1               [0]           I & II       Subordinate        Variable       N/A          N/A
      ----------------------------------------------------------------------------------------------------------
          X-2               [0]           I & II    Charged Off Loans       0.00%        N/A          N/A
      ----------------------------------------------------------------------------------------------------------
          X-S               [0]           I & II    Excess Servicing      Variable       N/A          N/A
      ----------------------------------------------------------------------------------------------------------
          P(4)             [100]          I & II         Senior         Net Funds Cap    N/A        AAA/---
      ----------------------------------------------------------------------------------------------------------

(1) The collateral ramp assumes 15% CPR increasing by approximately 1.818% to 35% CPR in month 12 and remains at 35% CPR thereafter. Bonds are priced to call. Initial class balances will be +/- 5% of that indicated.

(2)   Pass-through  rates  on  the  offered   certificates  are  capped  by  the
      applicable Net Funds Cap as described herein.

(3)   Non-economic residual with the tax liabilities of the REMIC.

(4)   Receives the prepayment penalties collected on the mortgage loans.


                                       2
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                        HOME EQUITY MORTGAGE TRUST 2006-6

SUMMARY TERMS

Underwriter:                 Credit Suisse Securities (USA) LLC

Depositor:                   Credit  Suisse  First  Boston  Mortgage  Securities
                             Corp.

Servicer:                    Select Portfolio Servicing, Inc.

Trustee:                     U.S. Bank National Association

Swap Provider:               Credit Suisse International  [`Aa3'/'P-1'  Moody's;
                             `AA-'/'A-1+' S&P; `AA-`/'F-1+' Fitch]

Credit Risk Manager:         Clayton Fixed Income Services Inc. (formerly  known
                             as The MurrayHill Company).

Cut-off Date:                December 1, 2006 for the initial mortgage loans.

Deal Settlement:             On or about December 29, 2006.

Investor Settlement:         On or about December 29, 2006.

Distribution Dates:          25th  day of each  month  (or the  next  succeeding
                             business day), beginning in January 2007.

Accrual Periods:             With regard to the Offered Certificates (other than
                             the Class A-R Certificates),  the period commencing
                             on the immediately preceding  distribution date (in
                             the  case  of  the  first  distribution  date,  the
                             closing  date) and  ending  on the day  immediately
                             preceding the related  distribution  date.  For the
                             Class  A-R   Certificates,   the   calendar   month
                             preceding  the  month  of that  distribution  date.
                             Interest  will accrue on the  Offered  Certificates
                             (other than the Class A-R Certificates) on the basis of a 360-day year and the actual number of days in the related accrual period. Interest will accrue on the Class A-R Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:                  0 days with  respect  to the  Offered  Certificates
                             (other than the Class A-R Certificates) and 24 days with respect to the Class A-R Certificates.

Pricing Prepayment Speed:    100%  of  the  prepayment  assumption  (the  "PPC")
                             describes  prepayments starting at 15% CPR in month
                             1, increasing by approximately 1.818% CPR per month to 35% CPR in month 12, and remaining at 35% CPR thereafter.

Pre-Funding Amount:          [TBD]

Offered Certificates: The Class 1A-1, Class 2A-1, Class 2A-2, Class 2A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

ERISA Eligibility:           It is expected that the Offered Certificates (other
                             than  the  Class  A-R  Certificates)  will be ERISA
                             eligible after the termination of the  Supplemental
                             Interest Trust that holds the Swap Agreement. Prior
                             to  that  time,   persons  using  plan  assets  may
                             purchase the Offered  Certificates  (other than the
                             Class A-R Certificates) if the purchase and holding
                             meets the requirements of an  investor-based  class
                             exemption   issued  by  the  Department  of  Labor.
                             Investors  should  consult with their  counsel with
                             respect  to the  consequences  under  ERISA and the
                             Internal   Revenue   Code   of  an   ERISA   Plan's
                             acquisition and ownership of such certificates.

SMMEA Treatment:             The  Offered   Certificates   will  not  constitute
                             "mortgage  related   securities"  for  purposes  of
                             SMMEA.

Taxation:                    REMIC.


                                       3
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Optional Termination:        10% optional clean-up call.

Aggregate Collateral         As of any date of determination, an amount equal to
Balance:                     the Aggregate Loan Balance plus the amount, if any,
                             then on deposit in the  pre-funding  accounts.  The
                             Aggregate Collateral Balance as of the cut-off date is equal to the Aggregate Loan Balance as of the cut-off date plus the amount on deposit in the pre-funding accounts as of the closing date.

Aggregate Loan Balance:      As of any date of determination, an amount equal to
                             the aggregate of the stated principal balances of the related mortgage loans as of the last day of the related collection period.

Aggregate  Loan Group        As of any date of  determination  and  loan  group,
Balance:                     will be equal  to the  aggregate  stated  principal
                             balance of the mortgage loans in that loan group, except as otherwise provided herein, as of the last day of the related collection period.

Aggregate  Loan Group        As of any date of  determination  and  loan  group,
Collateral  Balance:         will be equal to  applicable  Aggregate  Loan Group
                             Balance plus the amount, if any, then on deposit in the pre-funding account related to that loan group.

Pass-through Rate            If the optional clean-up call is not exercised, the
Step-up:                     pass-through  margin will be  increased  by (i) the
                             lesser of (a) 50 basis points and (b) the initial pass-through margin with respect to the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates and (ii) the lesser of (x) 50 basis points and (y) half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4,
                             Class  M-5,  Class M-6,  Class  M-7,  Class M-8 and
                             Class M-9 Certificates.

Group 1 Excess Interest      For any  distribution  date, the product of (a) the
Amount:                      amount of Monthly  Excess  Cashflow  required to be
                             distributed on that  distribution  date pursuant to
                             subclause 3(a) of clause IV. under "--Distributions
                             to  Certificateholders"  below and (b) a  fraction,
                             the numerator of which is the Principal  Remittance
                             Amount   derived   from   loan   group  1  and  the
                             denominator  of which is the  Principal  Remittance
                             Amount,  in each case for that  distribution  date.
                             For  purposes  of this  definition,  the  Principal
                             Remittance Amount will be calculated without regard to subclauses (vi) and (B) in the definition thereof.

Group 1 Senior Net Funds     For  any  distribution  date  and  the  Class  1A-1
Cap:                         Certificates,  will be the  annual  rate equal to a
                             fraction,   expressed  as  a  percentage,  (a)  the
                             numerator  of which is (1) the  amount of  interest
                             which  accrued on the group 1  mortgage  loans plus
                             any amounts withdrawn from the related  capitalized
                             interest   account   to  pay   interest   on   such
                             certificates for such distribution date, minus (2) the sum of (i) the related servicing fee, (ii) the related trustee fee, (iii) the related credit risk manager fee, (iv) any portion of the Net Swap
                             Payment allocable to loan group 1 and owed to the Swap Provider and (v) any portion of any Swap
                             Termination Payment allocable to loan group 1 and owed to the Swap Provider and (b) the denominator of which is the product of (i) the Aggregate Loan
                             Group Collateral Balance for loan group 1 for the immediately preceding distribution date (or the Aggregate Loan Group Collateral Balance for loan group 1 as of the cut-off date for the first distribution date) and (ii) the actual number of days in the immediately preceding interest accrual period divided by 360.

Group 2 Excess Interest      For any  distribution  date, the product of (a) the
Amount:                      amount of Monthly  Excess  Cashflow  required to be
                             distributed on that  distribution  date pursuant to
                             subclause 3(a) of clause IV. under "--Distributions
                             to  Certificateholders"  below and (b) a  fraction,
                             the numerator of which is the Principal  Remittance
                             Amount   derived   from   loan   group  2  and  the
                             denominator  of which is the  Principal  Remittance
                             Amount,  in each case for that  distribution  date.
                             For  purposes  of this  definition,  the  Principal
                             Remittance Amount will be calculated without regard to subclauses (vi) and (B) in the definition thereof.

Group 2 Senior Net Funds     For any distribution date and the Class 2A-1, Class
Cap:                         2A-2, Class 2A-3 and Class A-R  Certificates,  will
                             be the annual rate equal to a  fraction,  expressed
                             as a percentage,  (a) the numerator of which is (1)
                             the amount of interest which accrued on the group 2
                             mortgage loans plus any amounts  withdrawn from the
                             related   capitalized   interest   account  to  pay
                             interest on such certificates for such distribution
                             date,   minus  (2)  the  sum  of  (i)  the  related
                             servicing fee, (ii) the related  trustee fee, (iii)
                             the  related  credit  risk  manager  fee,  (iv) any
                             portion of the Net Swap  Payment  allocable to loan
                             group 2 and owed to the Swap  Provider  and (v) any
                             portion of any Swap Termination  Payment  allocable
                             to loan group 2 and owed to the Swap  Provider  and
                             (b) the  denominator of which is the product of (i)
                             the  Aggregate  Loan Group  Collateral  Balance for
                             loan   group  2  for  the   immediately   preceding
                             distribution  date  (or the  Aggregate  Loan  Group
                             Collateral Balance for loan group 2 as of the cut-off date for the first distribution date) and
                             (ii) (x) in the case of the Class A-R Certificates, 1/12 and (y) in the case of the Class 2A-1, Class
                             2A-2 and Class 2A-3 Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.


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Subordinate Net Funds        For any distribution  date and the Class M-1, Class
Cap: M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such distribution date; weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

Subordinate Group 1          For any  distribution  date  will be the  Aggregate
Balance:                     Loan  Group  Collateral  Balance  for  the  group 1
                             mortgage loans, less the Class Principal Balance of the Class 1A-1 Certificates.

Subordinate Group 2          For any  distribution  date  will be the  Aggregate
Balance:                     Loan  Group  Collateral  Balance  for  the  group 2
                             mortgage loans,  less the aggregate Class Principal
                             Balance of the Class 2A-1, Class 2A-2, Class 2A-3 and Class A-R Certificates.

Principal and Interest       The  servicer   will  be  obligated  to  make  cash
Advancing:                   advances  with  respect to  delinquent  payments of
                             principal and interest on the mortgage loans to the extent deemed recoverable.

Accrued  Certificate         For each class of certificates, on any distribution
Interest:                    date,  shall equal the amount of  interest  accrued
                             during the related Interest Accrual Period on the related Class Principal Balance.

Interest Carry Forward       For each class of certificates, on any distribution
Amount:                      date,  shall equal the sum of (i) the excess of (x)
                             the sum of (1)  Accrued  Certificate  Interest  for
                             such   class  with   respect  to  the   immediately
                             preceding  distribution  date  and (2)  any  unpaid
                             Interest    Carry   Forward   Amount   from   prior
                             distribution  dates  over (y) the  amount  actually
                             distributed  to such class with respect to interest
                             on such immediately  preceding  distribution  date,
                             and   (ii)   interest   on  such   excess   at  the
                             Pass-Through Rate for such class.

Basis Risk Shortfall:        With respect to any distribution date and any class
                             of Offered  Certificates  (other than the Class A-R
                             Certificates), the sum of:

                               (a) the excess, if any, of (1) interest payable for that class of certificates calculated using one-month LIBOR plus the applicable certificate margin with respect to such class of certificates over (2) interest payable for that class of certificates calculated using the applicable Net Funds Cap for that distribution date;

                               (b)   any amount  calculated  pursuant  to clause
                                     (a)    remaining    unpaid    from    prior
                                     distribution dates; and

                               (c) interest on the amount in clause (b) calculated on the basis of one-month LIBOR plus the applicable certificate margin with respect to such class of certificates.

Interest Remittance          For any  distribution  date  and loan  group,  will
Amount:                      equal  (A) the sum of (i)  all  interest  collected
                             (other than  Payaheads,  if applicable) or advanced
                             in respect of  Scheduled  Payments on the  mortgage
                             loans in the related  loan group during the related
                             collection   period,   the   interest   portion  of
                             Payaheads  previously  received  and  intended  for
                             application  in the related  collection  period and
                             the interest portion of all prepayments received on
                             the mortgage loans in the related loan group during
                             the related Prepayment Period, less (x) the Expense
                             Fee with  respect  to such  mortgage  loans and (y)
                             unreimbursed  Advances and other amounts due to the
                             servicer  or  the  trustee  with  respect  to  such
                             mortgage   loans,   to  the  extent   allocable  to
                             interest,  (ii) all  Compensating  Interest paid by
                             the servicer  with respect to such  mortgage  loans
                             and  the  related   distribution  date,  (iii)  the
                             portion  of any  Substitution  Amount  or  purchase
                             price  paid with  respect  to such  mortgage  loans
                             during the  calendar  month  immediately  preceding
                             that distribution date allocable to interest,  (iv)
                             all  Net   Liquidation   Proceeds   and  any  other
                             recoveries (net of unreimbursed Advances, servicing
                             advances and expenses,  to the extent  allocable to
                             interest, and unpaid servicing fees) collected with
                             respect to such  mortgage  loans during the related
                             collection  period,  to  the  extent  allocable  to
                             interest  and (v) any  amounts  withdrawn  from the
                             related   capitalized   interest   account  to  pay
                             interest on the related certificates for such distribution date minus (B) any portion of any Net
                             Swap Payments allocable to the related loan group and owed to the Swap Provider or any portion of any Swap Termination Payments allocable to the related loan group and not due to a Swap Provider Trigger
                             Event owed to the Swap Provider.


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Principal Remittance         For any distribution  date will be equal to (A) the
Amount: sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related collection period (less unreimbursed Advances, servicing advances and other amounts due to the servicer and the trustee with respect to such mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related collection period, (ii) all principal prepayments on such mortgage loans received during the related Prepayment Period,
                             (iii) the outstanding principal balance of each mortgage loan in the related loan group repurchased during the calendar month immediately preceding that distribution date, (iv) the portion of any
                             substitution   amount  paid  with  respect  to  any
                             replaced mortgage loans in the related loan group during the calendar month immediately preceding that distribution date allocable to principal, (v) all related net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing
                             advances   and  other   expenses,   to  the  extent
                             allocable  to  principal)   collected   during  the
                             related collection period, to the extent allocable to principal, (vi) amounts withdrawn from the Swap Account to cover Realized Losses on such mortgage loans incurred during the related collection period and (vii) regarding the March 2007 distribution
                             date,   the  amount   remaining   in  the   related
                             pre-funding account at the end of the pre-funding period minus (B) any portion of any Net Swap Payments allocable to the related loan group and owed to the Swap Provider or any portion of any Swap Termination Payments allocable to the related loan group and not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from the related Interest Remittance Amount for such distribution date and to the extent remaining upaid from any prior distribution dates.

Excess Cashflow Loss         With respect to each loan group, an amount equal to
Payment:                     the  lesser  of (i)  the  Monthly  Excess  Cashflow
                             derived from such loan group for such  distribution
                             date and (ii) the aggregate  realized losses on the
                             mortgage loans in such loan group  incurred  during
                             the related  collection  period,  to the extent not
                             covered   by  amounts   received   under  the  Swap
                             Agreement, such amount to be added to the Principal
                             Payment Amount.

Overcollateralization        For any  distribution  date  will be  equal  to the
Release Amount:              lesser of (x) the Principal  Remittance  Amount for
                             such  distribution date and (y) the amount, if any,
                             by which (i) the  Overcollateralization  Amount for
                             such date, calculated for this purpose on the basis
                             of the assumption that 100% of the aggregate of (a)
                             the Principal  Remittance Amount and (b) the Excess
                             Cashflow  Loss Payment for such date, is applied on
                             such  date in  reduction  of the  aggregate  of the
                             Class Principal Balances of the certificates (to an
                             amount  not  less  than  zero),  exceeds  (ii)  the
                             Targeted   Overcollateralization  Amount  for  such
                             date.

Principal Payment Amount:    For any  distribution  date,  will be  equal to the
                             aggregate  Principal  Remittance  Amount  for  loan
                             group   1   and   loan    group   2,    minus   the
                             Overcollateralization Release Amount, if any, for such date.

Swap Agreement:              On the  closing  date,  the  Supplemental  Interest
                             Trust  Trustee  will  enter  into a Swap  Agreement
                             (calculation of the notional amount is described on
                             page [12]).  Under the Swap  Agreement  and on each
                             Swap Payment Date,  (i) the  Supplemental  Interest
                             Trust will be obligated to pay to the Swap Provider
                             an amount equal to approximately  [5.25]% per annum
                             (30/360  accrual)  of the  notional  amount for the
                             related period and (ii) the  Supplemental  Interest
                             Trust will be  entitled  to  receive  from the Swap
                             Provider  an  amount  equal to the  product  of (a)
                             one-month  LIBOR  (as  determined  under  the  Swap
                             Agreement)   (actual/360   accrual)   and  (b)  the
                             notional amount for the related  period,  until the
                             Swap Agreement is  terminated.  Only the net amount
                             of  the  two  obligations   will  be  paid  by  the
                             appropriate  party ("Net Swap Payment").  The "Swap
                             Payment Date" with respect to each distribution date is the business day immediately preceding the 25th day of the related month, beginning in January
                             2007, to and including the termination date.

                             Generally, the Net Swap Payment will be deposited into a Swap Account by the Supplemental Interest Trust Trustee pursuant to the pooling and servicing agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the pooling and servicing agreement and as described on page [14].

                             Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap
                             Termination Payment, in certain instances, that payment will be paid on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, prior to distributions to holders of the certificates.


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Credit Enhancement:     1.    Excess cashflow.

                        2. Net Swap Payments received from the Swap Provider (if any).

                        3.    Overcollateralization.

                        4.    Subordination (see table below).

--------------------------------------------------------------------------------
                  Expected Initial     Expected Initial      Expected Final
Class                   Credit            Target Credit       Target Credit
(Aggregated)        Enhancement(1)       Enhancement(1)       Enhancement(2)
--------------------------------------------------------------------------------
A(3)                   [23.85]%             [28.25]%             [56.51]%
M-1                    [18.80]%             [23.20]%             [46.40]%
M-2                    [13.85]%             [18.25]%             [36.51]%
M-3                    [11.60]%             [16.00]%             [32.00]%
M-4                    [9.55]%              [13.95]%             [27.90]%
M-5                    [7.35]%              [11.75]%             [23.50]%
M-6                    [5.70]%              [10.10]%             [20.20]%
M-7                    [3.95]%               [8.35]%             [16.70]%
M-8                    [2.40]%               [6.80]%             [13.60]%
M-9                    [0.90]%               [5.30]%             [10.60]%
--------------------------------------------------------------------------------

                        (1) Prior to stepdown date, based on the Aggregate Collateral Balance as of the cut-off date.

                        (2) On or after stepdown date, based on the Aggregate Collateral Balance as of the related distribution date.

                        (3) Class A includes the Class 1A-1, Class 2A-1, Class 2A-2, Class 2A-3 and the Class A-R Certificates.




Required
Overcollateralization        1.   With respect to any distribution date prior to
Amount:                           the     Stepdown     Date,     the    required
                                  overcollateralization amount will be equal to [5.30]% of the Aggregate Collateral Balance as of the cut-off date.

                             2. With respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the required overcollateralization amount will be equal to the greater of (a) [10.60]% of the Aggregate Collateral Balance for such distribution date and (b) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

                             3. With respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount for the distribution date immediately preceding such distribution date.

Senior Enhancement           With  respect  to  any   distribution   date,   the
Percentage:                  percentage  obtained by dividing (x) the sum of (i)
                             the aggregate Class Principal  Balance of the Class
                             M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5,
                             Class  M-6,  Class  M-7,  Class  M-8 and  Class M-9
                             Certificates  and  (ii)  the  overcollateralization
                             amount,   in  each  case  after  giving  effect  to
                             payments on such distribution date, by (y) the Aggregate Collateral Balance for such distribution date.

Stepdown Date:               The earlier to occur of (1) the first  distribution
                             date following the distribution date on which the aggregate Class Principal Balance of the Class
                             1A-1,  Class A-R, Class 2A-1,  Class 2A-2 and Class
                             2A-3 Certificates is reduced to zero and (2) the later to occur of (i) the distribution date in January 2010 and (ii) the first distribution date on which the Senior Enhancement Percentage (before giving effect to payments on the certificates on such distribution date) is greater than or equal to [56.51]%.

Trigger Event:               A  Trigger   Event   will  be  in  effect  for  any
                             distribution  date if (a) the Delinquency Rates for
                             each of the three  (or one and two,  in the case of
                             the   first   and   second    distribution   dates,
                             respectively) immediately preceding months equals or exceeds [14.16]% of the Senior Enhancement
                             Percentage for such distribution date or (b) the cumulative realized losses on the mortgage loans exceed the percentage of the Maximum Pool Balance for that distribution date as specified below:


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                             SUBJECT TO FINAL RATING AGENCY APPROVALS

                             Distribution Date                Percentage of Aggregate Collateral Balance
                             -----------------                ------------------------------------------
                             January 2007 - December 2010     N/A
                             January 2011 - December 2011     [5.50%] for the first month, plus an additional 1/12th
                                                                of [1.75%] for each month thereafter.
                             January 2012 - December 2012     [7.25%] for the first month, plus an additional 1/12th
                                                                of [1.25%] for each month thereafter.
                             January 2013 - December 2013     [8.50%] for the first month, plus an additional 1/12th
                                                                of [0.50%] for each month thereafter.
                             January 2014 and thereafter      [9.00%]

Deferred Amount:             For the Class M Certificates  and any  distribution
                             date,  will  equal  the  amount  by  which  (x) the
                             aggregate  of  the  unpaid  realized  loss  amounts
                             previously   applied  in  reduction  of  the  Class
                             Principal  Balance  thereof  exceeds (y) the sum of
                             (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) the amount of the increase in the related Class Principal Balance due to the receipt of net recoveries on previously charged off mortgage loans.

Registration:                The Offered  Certificates (other than the Class A-R
                             Certificates) will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.
                             The Class A-R Certificates will be issued in definitive form.

Source for Calculation of
One-Month LIBOR:             Telerate Page 3750.

Group Allocation Amount:     For any  distribution  date  and  loan  group on or
                             after the Stepdown Date, the product of (a) the amount of principal payable to the Class 1A-1, Class 2A-1, Class 2A-2, Class 2A-3 and Class A-R
                             Certificates  in accordance  with the Target Credit
                             Enhancement percentage for such certificates for that distribution date and (b) a fraction, the numerator of which is the Principal Remittance
                             Amount derived from the related loan group and the denominator of which is the Principal Remittance
                             Amount for both loan groups, in each case for that distribution date (as described in the Prospectus
                             Supplement).

Credit Support Depletion     The  first  distribution  date  on  which  (1)  the
Date:                        aggregate Class Principal Balance of the Class M-1,
                             Class M-2,  Class M-3,  Class M-4, Class M-5, Class
                             M-6,   Class   M-7,   Class   M-8  and   Class  M-9
                             Certificates has been or will be reduced to zero and (2) the overcollateralization amount equals zero.

Distributions to
Certificateholders:

                        I. The Interest Remittance Amount will be distributed on each distribution date as follows:

                             1. to the Class X-S Certificates, the aggregate excess servicing fee for such distribution date;

                             2. concurrently, to the Class 1A-1, Class 2A-1, Class 2A-2, Class 2A-3, Class A-R and Class P Certificates, Accrued Certificate Interest and any Interest Carry Forward Amounts for such classes, pro rata; provided that (a) the Class 1A-1 Certificates receive interest from the Interest Remittance Amount of the group 1 mortgage loans before any interest is allocated to such classes from the Interest Remittance Amount for loan group 2 and (b) interest amounts distributed to the Class 2A-1, Class 2A-2, Class 2A-3, Class A-R and Class P Certificates are allocated from the Interest Remittance Amount for loan group 2 prior to amounts being paid to such classes from the Interest Remittance Amount for loan group 1;

                             3. to the Class M-1 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;

                             4. to the Class M-2 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;

                             5. to the Class M-3 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;

                             6. to the Class M-4 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;

                             7. to the Class M-5 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry



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                                  Forward Amount for such class;

                             8. to the Class M-6 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;

                             9. to the Class M-7 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;

                             10. to the Class M-8 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;

                             11. to the Class M-9 Certificates, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;

                             12. for application as part of Monthly Excess Cashflow for such distribution date.

                        II.  Before  the  Stepdown  Date,  or  during a  Trigger
                             Event,   the  Principal   Payment  Amount  will  be
                             allocated in the following priority:

                             1. commencing on the distribution date in March 2012 or thereafter, from the Principal
                                  Remittance Amount for loan group 2, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero;

                             2. from the component of the Principal Remittance Amount derived from loan group 1 and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, sequentially, first to (x) the Class 1A-1 Certificates, and then to (y)(i) on each distribution date prior to the Credit Support Depletion Date, the Class A-R, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each distribution date on or after the Credit Support Depletion Date, the Class A-R, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero;

                             3. from the component of the Principal Remittance Amount derived from loan group 2 and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 2 mortgage loans, sequentially, first to (x)(i) on each distribution date prior to the Credit Support Depletion Date, the Class A-R, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each distribution date on or after the Credit Support Depletion Date, the Class A-R, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero, and then to (y) the Class 1A-1 Certificates, in each case, until the Class Principal Balance thereof has been reduced to zero;

                             4. to the Class M-1 Certificates until the Class Principal Balance of such class has been reduced to zero;

                             5. to the Class M-2 Certificates until the Class Principal Balance of such class has been reduced to zero;

                             6. to the Class M-3 Certificates until the Class Principal Balance of such class has been reduced to zero;

                             7. to the Class M-4 Certificates until the Class Principal Balance of such class has been reduced to zero;

                             8. to the Class M-5 Certificates until the Class Principal Balance of such class has been reduced to zero;

                             9. to the Class M-6 Certificates until the Class Principal Balance of such class has been reduced to zero;

                             10. to the Class M-7 Certificates until the Class Principal Balance of such class has been reduced to zero;

                             11. to the Class M-8 Certificates until the Class Principal Balance of such class has been reduced to zero;

                             12. to the Class M-9 Certificates until the Class Principal Balance of such class has been reduced to zero; and

                             13. for application as part of Monthly Excess Cashflow for such distribution date.

                       III. On and after the Stepdown Date and assuming no Trigger Event is in effect, the Principal Payment Amount will be allocated in the following priority:

                             1.   commencing on the  distribution  date in March
                                  2012  or   thereafter,   from  the   Principal
                                  Remittance


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                                  Amount  for  loan  group  2,  to the  Class  P
                                  Certificates until the Class Principal Balance of such class has been reduced to zero;

                             2. from the component of the Principal Remittance Amount derived from loan group 1 and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, the Group 1 Allocation Amount, sequentially, first to (x) the Class 1A-1
                                  Certificates, and then to (y)(i) on each distribution date prior to the Credit Support Depletion Date, the Class A-R, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each distribution date on or after the Credit Support Depletion Date, the Class A-R, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero;

                             3. from the component of the Principal Remittance Amount derived from loan group 2 and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 2 mortgage loans, the Group 2 Allocation Amount, sequentially, first to (x)(i) on each distribution date prior to the Credit Support Depletion Date, the Class A-R, Class 2A-1 Class 2A-2 and Class 2A-3 Certificates, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each distribution date on or after the Credit Support Depletion Date, the Class A-R, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero and then to (y) the Class 1A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

                             4. to the Class M-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             5. to the Class M-2 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             6. to the Class M-3 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             7. to the Class M-4 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             8. to the Class M-5 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-5 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             9. to the Class M-6 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-6 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             10. to the Class M-7 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             11. to the Class M-8 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             12. to the Class M-9 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-9 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                             13. for application as part of Monthly Excess Cashflow for such distribution date.

                        IV. Any amount distributed pursuant to subclause (12) in clause I and subclause (13) in clauses II and III above shall be distributed to the certificates in the following order of priority:

                             1. an amount equal to the related Excess Cashflow Loss Payment for such loan group for such distribution date to be distributed in the same manner as the Principal Payment Amount as set forth above in clauses II and III;

                             2. for the first distribution date, 100% of the Monthly Excess Cashflow available under this clause 2 will be released to the Class X-1 Certificates;

                             3. a) Until the aggregate Class Principal Balance of the certificates equals the Aggregate Collateral Balance for such Distribution Date minus the required overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of remaining Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:


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                                      (i)    to the extent of the Monthly Excess
                                             Cashflow derived from loan group 1,
                                             the Group 1 Excess Interest Amount,
                                             sequentially,   first  to  (x)  the
                                             Class 1A-1 Certificates,  until the
                                             Class Principal Balance thereof has
                                             been  reduced  to zero  and then to
                                             (y)(i)  on each  distribution  date
                                             prior   to   the   Credit   Support
                                             Depletion   Date,  the  Class  A-R,
                                             Class  2A-1,  Class  2A-2 and Class
                                             2A-3  Certificates,  in that order,
                                             in  each  case,   until  the  Class
                                             Principal  Balance thereof has been
                                             reduced  to zero  and  (ii) on each
                                             distribution  date on or after  the
                                             Credit Support  Depletion Date, the
                                             Class A-R,  Class 2A-1,  Class 2A-2
                                             and Class  2A-3  Certificates,  pro
                                             rata, in each case, until the Class
                                             Principal  Balance thereof has been
                                             reduced to zero; and

                                    (ii)     to the extent of the Monthly Excess
                                             Cashflow derived from loan group 2,
                                             the Group 2 Excess Interest Amount,
                                             sequentially,  first to  (x)(i)  on
                                             each distribution date prior to the
                                             Credit Support  Depletion Date, the
                                             Class A-R,  Class 2A-1,  Class 2A-2
                                             and  Class  2A-3  Certificates,  in
                                             that order, in each case, until the
                                             Class Principal Balance thereof has
                                             been  reduced  to zero  and (ii) on
                                             each  distribution date on or after
                                             the Credit Support  Depletion Date,
                                             the Class A-R,  Class  2A-1,  Class
                                             2A-2 and Class  2A-3  Certificates,
                                             pro rata,  in each case,  until the
                                             Class Principal Balance thereof has
                                             been reduced to zero;,  and then to
                                             (y) the  Class  1A-1  Certificates,
                                             until the Class  Principal  Balance
                                             thereof has been reduced to zero;

                                   (iii) any remaining Monthly Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3,
                                             Class M-4,  Class  M-5,  Class M-6,
                                             Class M-7,  Class M-8 and Class M-9
                                             Certificates,  in  that  order,  in
                                             each   case,    until   the   Class
                                             Principal  Balance thereof has been
                                             reduced to zero;

                                  b) On or after the Stepdown Date, provided no Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause III above;

                             4. to the Class M-1 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             5. to the Class M-2 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             6. to the Class M-3 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             7. to the Class M-4 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             8. to the Class M-5 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             9. to the Class M-6 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             10. to the Class M-7 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             11. to the Class M-8 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             12. to the Class M-9 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Swap Account;

                             13. to the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for each such class, to the extent not paid from amounts on deposit in the Swap Account;

                             14. to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                             15. to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                             16. to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                             17. to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid


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                                  from amounts on deposit in the Swap Account;

                             18. to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                             19. to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                             20. to the Class M-7 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                             21. to the Class M-8 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                             22. to the Class M-9 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

                             23. to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

                             24. to the Class X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

                             25. to the Class A-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class A-R Certificates under this clause (25).

Additional Information:

                             Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.hemt.static-pool.com.

Swap Agreement:              The Swap  Agreement  Lower  Bound and  Upper  Bound
                             amounts are shown on the following  page.  The Swap
                             Agreement notional amount is determined for each Swap Payment Date as follows:

                                 (1) if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates) for the immediately preceding distribution date, after giving effect to payments on such distribution date (or as of the closing date for the first Swap Payment Date) is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will be equal to the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates) for the immediately preceding distribution date, after giving effect to payments on such distribution date (or as of the closing date for the first Swap Payment Date);

                                 (2) if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates) for the immediately preceding distribution date, after giving effect to payments on such distribution date (or as of the closing date for the first Swap Payment Date) is less than or equal to the Lower Bound, the Swap Agreement notional amount will be equal to the applicable Lower Bound for such Swap Payment Date; or

                                 (3) if the aggregate Class Principal Balance of the Offered Certificates (other than the Class A-R Certificates) for the immediately preceding distribution date, after giving effect to payments on such distribution date (or as of the closing date for the first Swap Payment Date) is greater than or equal to the Upper Bound, the Swap Agreement notional amount will be equal to the applicable Upper Bound for such Swap Payment Date.

                             Under the Swap Agreement, the Supplemental Interest Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.25%] (per annum) (30/360 accrual) of the Swap Agreement notional amount for the related period and the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to the product of (i) one-month LIBOR (as determined pursuant to the Swap Agreement) and (ii) the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.


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                      Swap Agreement Lower and Upper Bounds

-------------------------------------------------------------     ----------------------------------------------------------
              Distribution        Lower            Upper                     Distribution         Lower          Upper
 Period           Date             Bound ($)      Bound ($)        Period         Date            Bound ($)      Bound ($)
-------------------------------------------------------------     ----------------------------------------------------------
    1          25-Jan-07         272,525,000     272,525,000         31        25-Jul-09         54,041,708     109,094,483

    2          25-Feb-07         267,183,510     267,216,213         32        25-Aug-09         50,471,630     105,486,252

    3          25-Mar-07         261,542,243     261,637,626         33        25-Sep-09         47,283,088     102,000,657

    4          25-Apr-07         254,647,360     255,772,888         34        25-Oct-09         43,494,990      98,629,523

    5          25-May-07         245,681,288     249,641,076         35        25-Nov-09         39,625,135      95,367,399

    6          25-Jun-07         236,360,933     243,250,365         36        25-Dec-09         36,763,623      92,211,559

    7          25-Jul-07         229,057,263     236,625,282         37        25-Jan-10         34,147,383      89,162,004

    8          25-Aug-07         220,963,270     229,774,003         38        25-Feb-10                  -      86,213,284

    9          25-Sep-07         210,144,028     222,726,507         39        25-Mar-10                  -      83,359,947

   10          25-Oct-07         200,142,360     215,864,327         40        25-Apr-10                  -      80,596,544

   11          25-Nov-07         188,423,785     209,192,915         41        25-May-10                  -      77,931,249

   12          25-Dec-07         175,342,585     202,706,820         42        25-Jun-10                  -      75,350,437

   13          25-Jan-08         164,768,615     196,397,867         43        25-Jul-10                  -      72,854,108

   14          25-Feb-08         154,112,888     190,263,329         44        25-Aug-10                  -      70,439,537

   15          25-Mar-08         144,274,735     184,303,207         45        25-Sep-10                  -      68,106,723

   16          25-Apr-08         136,807,550     178,503,875         46        25-Oct-10                  -      65,847,491

   17          25-May-08         129,803,658     172,870,783         47        25-Nov-10                  -      63,664,565

   18          25-Jun-08         124,407,663     167,393,031         48        25-Dec-10                  -      61,555,222

   19          25-Jul-08         119,120,678     162,073,343         49        25-Jan-11                  -      59,514,010

   20          25-Aug-08         113,670,178     156,903,544         50        25-Feb-11                  -      57,538,203

   21          25-Sep-08         107,293,093     151,883,633         51        25-Mar-11                  -      55,630,528

   22          25-Oct-08         100,479,968     147,005,436         52        25-Apr-11                  -      53,785,534

   23          25-Nov-08          92,276,965     142,266,226         53        25-May-11                  -      52,000,495

   24          25-Dec-08          85,790,870     137,666,004         54        25-Jun-11                  -      50,272,687

   25          25-Jan-09          80,204,108     133,204,770         55        25-Jul-11                  -      48,604,834

   26          25-Feb-09          74,944,375     128,874,347         56        25-Aug-11                  -      46,988,761

   27          25-Mar-09          69,902,663     124,672,012         57        25-Sep-11                  -      45,427,192

   28          25-Apr-09          64,615,678     120,597,763         58        25-Oct-11                  -      43,917,404

   29          25-May-09          61,263,620     116,643,425         59        25-Nov-11                  -      42,459,395

   30          25-Jun-09          57,039,483     112,811,724         60        25-Dec-11                  -      41,044,990
-------------------------------------------------------------     ----------------------------------------------------------


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Swap Payments:               Funds payable under the Swap Agreement (i.e.,  Swap
                             Payment from either the Supplemental Interest Trust or the Swap Provider) will be deposited into the Swap Account.

                             Funds in the Swap Account which are payable to the Swap Provider under the Swap Agreement will be distributed from any available funds prior to distributions on the Offered Certificates (as described herein under "Distributions to Certificateholders" (page [8])) on each Swap Payment Date in the following order of priority:

                                      1.     To the Swap Provider,  any Net Swap
                                             Payment  owed for such Swap Payment
                                             Date; and

                                      2.     To  the  Swap  Provider,  any  Swap
                                             Termination  Payment  not  due to a
                                             Swap Provider Trigger Event.

                             On any Swap Payment Date, any Net Swap Payments or Swap Termination Payments owed to the Swap Provider shall be paid from the Interest Remittance Amount for loan group 1 and loan group 2, pro rata, based on the Aggregate Loan Group Collateral Balance for each loan group on such Swap Payment Date. To the extent any Net Swap Payments or Swap Termination Payments owed to the Swap Provider remain unpaid after taking into account payments from the related Interest Remittance Amounts, such amounts shall be paid first from the Principal Remittance Amount for loan group 2, and then from the Principal Remittance Amount for loan group 1, in each case, without regard to subclauses (vi) and (B) of that definition.

                             Net Swap Payments in the Swap Account that are payable to the Supplemental Interest Trust will be distributed on each distribution date in the following order of priority:

                                  1. To pay the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, on a pro rata basis, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such distribution date;

                                  2. To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such distribution date;

                                  3. To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related collection period, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page [11]) on such distribution date;

                                  4. To pay the M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Deferred Amount, with interest therein at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page [11]) on such distribution date; and

                                  5. To pay sequentially, (i) the Class 1A-1, Class 2A-2 and Class 2A-3 Certificates, on a pro-rata basis, and (ii) M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any applicable Basis Risk Shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under
                                      Section    IV   (page    [11])   on   such
                                      distribution date.

                             Any amounts paid under the Swap Agreement to the Supplemental Interest Trust not used to pay Accrued Certificate Interest and Interest Carryforward Amounts, to cover realized losses on the mortgage loans, to pay Deferred Amounts or related Basis Risk Shortfalls will remain on deposit in the Swap Account and will be available on future distribution dates to make the payments described in 1. through 5. above. On the distribution date on which the aggregate principal balance of the
                             Offered Certificates is reduced to zero, any amounts remaining in the Swap Account will be distributed to the Class X-1 Certificates.

Swap Provider Downgrade
Provisions:                  If the credit ratings of the Swap Provider,  to the
                             extent  the  relevant  Rating  Agency is rating the
                             applicable certificates, are downgraded to a rating
                             level  at or below  "BB+" by S&P (or S&P  withdraws
                             its rating),  at or below "Baa1" by Moody's,  at or
                             below   "P-3"  by  Moody's   (or  such   rating  is
                             withdrawn),  then the Swap  Provider  must  seek to
                             replace itself with a substitute  swap provider and
                             may in certain  circumstances  be  required to post
                             collateral  while such swap  counterparty  is being
                             found,  or  in  certain   circumstances  obtain  an
                             eligible   guarantee   of   the   Swap   Provider's
                             obligations under the Swap Agreement. Bond Summary


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(Assumes no losses,  1-month LIBOR at 5.35%,  priced at par and the business day convention is ignored).

--------------------------------------------------------------------------------
To Call:          Class 1A-1   50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   3.31      2.15      1.30      0.84      0.61
                    First Pay  Jan-07    Jan-07    Jan-07    Jan-07    Jan-07
                     Last Pay  Jul-18    Jul-14    Jun-12    Nov-08    Apr-08
         -----------------------------------------------------------------------
                   Class 2A-1  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   1.93      1.27      0.97      0.65      0.49
                    First Pay  Jan-07    Jan-07    Jan-07    Jan-07    Jan-07
                     Last Pay  Jun-12    Nov-09    Jan-09    Apr-08    Dec-07
         -----------------------------------------------------------------------
                   Class 2A-2  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.00      4.33      2.31      1.44      1.03
                    First Pay  Jun-12    Nov-09    Jan-09    Apr-08    Dec-07
                     Last Pay  Nov-15    Oct-12    Jul-09    Jul-08    Jan-08
         -----------------------------------------------------------------------
                   Class 2A-3  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)  10.97      7.17      3.02      1.73      1.21
                    First Pay  Nov-15    Oct-12    Jul-09    Jul-08    Jan-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Nov-08    Apr-08
         -----------------------------------------------------------------------
                    Class M-1  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.26      5.48      2.94      1.82
                    First Pay  Aug-10    Aug-10    Apr-12    Nov-08    Apr-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
         -----------------------------------------------------------------------
                    Class M-2  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.16      4.91      3.14      2.12
                    First Pay  Aug-10    May-10    Mar-11    Oct-09    Dec-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
         -----------------------------------------------------------------------
                    Class M-3  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.12      4.49      2.85      1.94
                    First Pay  Aug-10    May-10    Dec-10    Aug-09    Oct-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
         -----------------------------------------------------------------------
                    Class M-4  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.10      4.35      2.73      1.86
                    First Pay  Aug-10    Apr-10    Oct-10    Jun-09    Sep-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
         -----------------------------------------------------------------------
                    Class M-5  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.09      4.23      2.65      1.79
                    First Pay  Aug-10    Mar-10    Jul-10    Apr-09    Jul-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
         -----------------------------------------------------------------------
                    Class M-6  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.08      4.15      2.59      1.74
                    First Pay  Aug-10    Mar-10    Jun-10    Mar-09    Jul-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
         -----------------------------------------------------------------------
                    Class M-7  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.06      4.10      2.54      1.72
                    First Pay  Aug-10    Feb-10    May-10    Feb-09    Jun-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
         -----------------------------------------------------------------------
                    Class M-8  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.06      4.05      2.50      1.69
                    First Pay  Aug-10    Feb-10    Apr-10    Feb-09    Jun-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
         -----------------------------------------------------------------------
                    Class M-9  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.62      5.06      4.01      2.48      1.68
                    First Pay  Aug-10    Jan-10    Mar-10    Jan-09    May-08
                     Last Pay  Jul-18    Jul-14    Jun-12    Mar-10    Feb-09
--------------------------------------------------------------------------------


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-------------------------------------------------------------------------------
To
Maturity:          Class 1A-1  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   3.48      2.31       1.34      0.84      0.61
                   First Pay   Jan-07    Jan-07    Jan-07    Jan-07    Jan-07
                    Last Pay   Aug-24    Sep-22    Nov-18    Nov-08    Apr-08
         -----------------------------------------------------------------------
                   Class 2A-1  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   1.93      1.27       0.97      0.65      0.49
                   First Pay   Jan-07    Jan-07    Jan-07    Jan-07    Jan-07
                    Last Pay   Jun-12    Nov-09    Jan-09    Apr-08    Dec-07
         -----------------------------------------------------------------------
                   Class 2A-2  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   7.00      4.33       2.31      1.44      1.03
                   First Pay   Jun-12    Nov-09    Jan-09    Apr-08    Dec-07
                    Last Pay   Nov-15    Oct-12    Jul-09    Jul-08    Jan-08
         -----------------------------------------------------------------------
                   Class 2A-3  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)  12.68      8.83       3.52      1.73      1.21
                    First Pay  Nov-15    Oct-12    Jul-09    Jul-08    Jan-08
                     Last Pay  Aug-24    Oct-22    Feb-19    Nov-08    Apr-08
         -----------------------------------------------------------------------
                    Class M-1  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.20      5.82       6.95      4.22      2.52
                    First Pay  Aug-10    Aug-10    Apr-12    Nov-08    Apr-08
                     Last Pay  Jun-24    Nov-21    Nov-17    Mar-14    Aug-11
         -----------------------------------------------------------------------
                    Class M-2  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.19      5.71       5.30      3.45      2.36
                    First Pay  Aug-10    May-10    Mar-11    Oct-09    Dec-08
                     Last Pay  Feb-24    Jun-21    Jun-17    Mar-13    Dec-10
         -----------------------------------------------------------------------
                    Class M-3  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.19      5.65       4.87      3.09      2.08
                    First Pay  Aug-10    May-10    Dec-10    Aug-09    Oct-08
                     Last Pay  Jul-23    Sep-20    Nov-16    Nov-12    Oct-10
         -----------------------------------------------------------------------
                    Class M-4  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.18      5.62       4.72      2.96      1.99
                    First Pay  Aug-10    Apr-10    Oct-10    Jun-09    Sep-08
                     Last Pay  Jul-23    Apr-20    Aug-16    Sep-12    Aug-10
         -----------------------------------------------------------------------
                    Class M-5  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.17      5.59       4.59      2.87      1.92
                    First Pay  Aug-10    Mar-10    Jul-10    Apr-09    Jul-08
                     Last Pay  May-23    Nov-19    Apr-16    Jul-12    Jul-10
         -----------------------------------------------------------------------
                    Class M-6  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.17      5.56       4.49      2.80      1.86
                    First Pay  Aug-10    Mar-10    Jun-10    Mar-09    Jul-08
                     Last Pay  Jan-23    May-19    Dec-15    Apr-12    May-10
         -----------------------------------------------------------------------
                    Class M-7  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.16      5.52       4.42      2.74      1.83
                    First Pay  Aug-10    Feb-10    May-10    Feb-09    Jun-08
                     Last Pay  Jan-23    Nov-18    Aug-15    Feb-12    Apr-10
         -----------------------------------------------------------------------
                    Class M-8  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.12      5.48       4.34      2.68      1.80
                    First Pay  Aug-10    Feb-10    Apr-10    Feb-09    Jun-08
                     Last Pay  Sep-22    Apr-18    Feb-15    Nov-11    Feb-10
         -----------------------------------------------------------------------
                    Class M-9  50 PPC    75 PPC   100 PPC   150 PPC   200 PPC
         -----------------------------------------------------------------------
         Average Life (Years)   8.09      5.42      4.27      2.64      1.77
                    First Pay  Aug-10    Jan-10    Mar-10    Jan-09    May-08
                     Last Pay  Nov-21    Sep-17    Sep-14    Jul-11    Dec-09
--------------------------------------------------------------------------------

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    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Net Funds Cap - Group 1

(Assumes no losses, adjusted for the related portion of the Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 6.35%, 100% PPC, business day convention ignored, act/360 day count convention)

   ----------------------------------------------------------------------------
      Period   Net Funds Cap  Period   Net Funds Cap   Period   Net Funds Cap
   ----------------------------------------------------------------------------
        1         11.41%        41         10.27%        81          9.94%
   ----------------------------------------------------------------------------
        2          9.94%        42          9.94%        82         10.27%
   ----------------------------------------------------------------------------
        3         11.00%        43         10.27%        83          9.94%
   ----------------------------------------------------------------------------
        4          9.94%        44          9.94%        84         10.27%
   ----------------------------------------------------------------------------
        5         10.27%        45          9.94%        85          9.94%
   ----------------------------------------------------------------------------
        6          9.94%        46         10.27%        86          9.94%
   ----------------------------------------------------------------------------
        7         10.27%        47          9.94%        87         11.00%
   ----------------------------------------------------------------------------
        8          9.94%        48         10.27%        88          9.94%
   ----------------------------------------------------------------------------
        9          9.94%        49          9.94%        89         10.27%
   ----------------------------------------------------------------------------
        10        10.27%        50          9.94%        90          9.94%
   ----------------------------------------------------------------------------
        11         9.94%        51         11.00%        91         10.27%
   ----------------------------------------------------------------------------
        12        10.27%        52          9.94%        92          9.94%
   ----------------------------------------------------------------------------
        13         9.94%        53         10.27%        93          9.94%
   ----------------------------------------------------------------------------
        14         9.94%        54          9.94%        94         10.27%
   ----------------------------------------------------------------------------
        15        10.62%        55         10.27%        95          9.94%
   ----------------------------------------------------------------------------
        16         9.94%        56          9.94%        96         10.27%
   ----------------------------------------------------------------------------
        17        10.27%        57          9.94%        97          9.94%
   ----------------------------------------------------------------------------
        18         9.94%        58         10.27%        98          9.94%
   ----------------------------------------------------------------------------
        19        10.27%        59          9.94%        99         11.00%
   ----------------------------------------------------------------------------
        20         9.94%        60         10.27%        100         9.94%
   ----------------------------------------------------------------------------
        21         9.94%        61          9.94%        101        10.27%
   ----------------------------------------------------------------------------
        22        10.27%        62          9.94%        102         9.94%
   ----------------------------------------------------------------------------
        23         9.94%        63         10.62%        103        10.27%
   ----------------------------------------------------------------------------
        24        10.27%        64          9.94%        104         9.93%
   ----------------------------------------------------------------------------
        25         9.94%        65         10.27%        105         9.93%
   ----------------------------------------------------------------------------
        26         9.94%        66          9.94%        106        10.27%
   ----------------------------------------------------------------------------
        27        11.00%        67         10.27%        107         9.93%
   ----------------------------------------------------------------------------
        28         9.94%        68          9.94%        108        10.27%
   ----------------------------------------------------------------------------
        29        10.27%        69          9.94%        109         9.93%
   ----------------------------------------------------------------------------
        30         9.94%        70         10.27%        110         9.93%
   ----------------------------------------------------------------------------
        31        10.27%        71          9.94%        111        10.62%
   ----------------------------------------------------------------------------
        32         9.94%        72         10.27%        112         9.93%
   ----------------------------------------------------------------------------
        33         9.94%        73          9.94%        113        10.27%
   ----------------------------------------------------------------------------
        34        10.27%        74          9.94%        114         9.93%
   ----------------------------------------------------------------------------
        35         9.94%        75         11.00%        115        10.27%
   ----------------------------------------------------------------------------
        36        10.27%        76          9.94%        116         9.93%
   ----------------------------------------------------------------------------
        37         9.94%        77         10.27%        117         9.93%
   ----------------------------------------------------------------------------
        38         9.94%        78          9.94%        118        10.27%
   ----------------------------------------------------------------------------
        39        11.00%        79         10.27%        119         9.93%
   ----------------------------------------------------------------------------
        40         9.94%        80          9.94%        120        10.27%
   ----------------------------------------------------------------------------

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Net Funds Cap - Group 2

(Assumes no losses, adjusted for the related portion of the Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 6.35%, 100% PPC, business day convention ignored, act/360 day count convention)

   ----------------------------------------------------------------------------
      Period   Net Funds Cap  Period   Net Funds Cap   Period   Net Funds Cap
   ----------------------------------------------------------------------------
        1         11.86%        41         10.68%        81         10.33%
   ----------------------------------------------------------------------------
        2         10.33%        42         10.33%        82         10.68%
   ----------------------------------------------------------------------------
        3         11.43%        43         10.68%        83         10.33%
   ----------------------------------------------------------------------------
        4         10.33%        44         10.33%        84         10.68%
   ----------------------------------------------------------------------------
        5         10.67%        45         10.33%        85         10.33%
   ----------------------------------------------------------------------------
        6         10.33%        46         10.68%        86         10.33%
   ----------------------------------------------------------------------------
        7         10.68%        47         10.33%        87         11.44%
   ----------------------------------------------------------------------------
        8         10.33%        48         10.68%        88         10.33%
   ----------------------------------------------------------------------------
        9         10.33%        49         10.33%        89         10.68%
   ----------------------------------------------------------------------------
        10        10.68%        50         10.33%        90         10.33%
   ----------------------------------------------------------------------------
        11        10.33%        51         11.44%        91         10.68%
   ----------------------------------------------------------------------------
        12        10.68%        52         10.33%        92         10.33%
   ----------------------------------------------------------------------------
        13        10.33%        53         10.68%        93         10.34%
   ----------------------------------------------------------------------------
        14        10.33%        54         10.33%        94         10.68%
   ----------------------------------------------------------------------------
        15        11.05%        55         10.68%        95         10.34%
   ----------------------------------------------------------------------------
        16        10.33%        56         10.33%        96         10.68%
   ----------------------------------------------------------------------------
        17        10.68%        57         10.33%        97         10.34%
   ----------------------------------------------------------------------------
        18        10.33%        58         10.68%        98         10.34%
   ----------------------------------------------------------------------------
        19        10.68%        59         10.33%        99         11.44%
   ----------------------------------------------------------------------------
        20        10.33%        60         10.68%        100        10.34%
   ----------------------------------------------------------------------------
        21        10.33%        61         10.33%        101        10.68%
   ----------------------------------------------------------------------------
        22        10.68%        62         10.33%        102        10.34%
   ----------------------------------------------------------------------------
        23        10.33%        63         11.05%        103        10.68%
   ----------------------------------------------------------------------------
        24        10.68%        64         10.33%        104        10.34%
   ----------------------------------------------------------------------------
        25        10.33%        65         10.68%        105        10.34%
   ----------------------------------------------------------------------------
        26        10.33%        66         10.33%        106        10.68%
   ----------------------------------------------------------------------------
        27        11.44%        67         10.68%        107        10.34%
   ----------------------------------------------------------------------------
        28        10.33%        68         10.33%        108        10.68%
   ----------------------------------------------------------------------------
        29        10.68%        69         10.33%        109        10.34%
   ----------------------------------------------------------------------------
        30        10.33%        70         10.68%        110        10.34%
   ----------------------------------------------------------------------------
        31        10.68%        71         10.33%        111        11.05%
   ----------------------------------------------------------------------------
        32        10.33%        72         10.68%        112        10.34%
   ----------------------------------------------------------------------------
        33        10.33%        73         10.33%        113        10.68%
   ----------------------------------------------------------------------------
        34        10.68%        74         10.33%        114        10.34%
   ----------------------------------------------------------------------------
        35        10.33%        75         11.44%        115        10.68%
   ----------------------------------------------------------------------------
        36        10.68%        76         10.33%        116        10.34%
   ----------------------------------------------------------------------------
        37        10.33%        77         10.68%        117        10.34%
   ----------------------------------------------------------------------------
        38        10.33%        78         10.33%        118        10.68%
   ----------------------------------------------------------------------------
        39        11.44%        79         10.68%        119        10.34%
   ----------------------------------------------------------------------------
        40        10.33%        80         10.33%        120        10.68%
   ----------------------------------------------------------------------------

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Net Funds Cap - Subordinate

(Assumes no losses, adjusted for the Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 6.35%, 100% PPC, business day convention ignored, act/360 day count convention)

   ----------------------------------------------------------------------------
      Period   Net Funds Cap  Period   Net Funds Cap   Period   Net Funds Cap
   ----------------------------------------------------------------------------
        1         11.80%        41         10.63%        81         10.28%
   ----------------------------------------------------------------------------
        2         10.28%        42         10.28%        82         10.63%
   ----------------------------------------------------------------------------
        3         11.38%        43         10.63%        83         10.28%
   ----------------------------------------------------------------------------
        4         10.28%        44         10.28%        84         10.63%
   ----------------------------------------------------------------------------
        5         10.62%        45         10.28%        85         10.28%
   ----------------------------------------------------------------------------
        6         10.28%        46         10.63%        86         10.28%
   ----------------------------------------------------------------------------
        7         10.62%        47         10.28%        87         11.38%
   ----------------------------------------------------------------------------
        8         10.28%        48         10.63%        88         10.28%
   ----------------------------------------------------------------------------
        9         10.28%        49         10.28%        89         10.63%
   ----------------------------------------------------------------------------
        10        10.63%        50         10.28%        90         10.28%
   ----------------------------------------------------------------------------
        11        10.28%        51         11.38%        91         10.63%
   ----------------------------------------------------------------------------
        12        10.63%        52         10.28%        92         10.28%
   ----------------------------------------------------------------------------
        13        10.28%        53         10.63%        93         10.28%
   ----------------------------------------------------------------------------
        14        10.28%        54         10.28%        94         10.63%
   ----------------------------------------------------------------------------
        15        10.99%        55         10.63%        95         10.28%
   ----------------------------------------------------------------------------
        16        10.28%        56         10.28%        96         10.63%
   ----------------------------------------------------------------------------
        17        10.63%        57         10.28%        97         10.28%
   ----------------------------------------------------------------------------
        18        10.28%        58         10.63%        98         10.28%
   ----------------------------------------------------------------------------
        19        10.63%        59         10.28%        99         11.38%
   ----------------------------------------------------------------------------
        20        10.28%        60         10.63%        100        10.28%
   ----------------------------------------------------------------------------
        21        10.28%        61         10.28%        101        10.63%
   ----------------------------------------------------------------------------
        22        10.63%        62         10.28%        102        10.28%
   ----------------------------------------------------------------------------
        23        10.28%        63         10.99%        103        10.63%
   ----------------------------------------------------------------------------
        24        10.63%        64         10.28%        104        10.28%
   ----------------------------------------------------------------------------
        25        10.28%        65         10.63%        105        10.28%
   ----------------------------------------------------------------------------
        26        10.28%        66         10.28%        106        10.63%
   ----------------------------------------------------------------------------
        27        11.38%        67         10.63%        107        10.28%
   ----------------------------------------------------------------------------
        28        10.28%        68         10.28%        108        10.62%
   ----------------------------------------------------------------------------
        29        10.63%        69         10.28%        109        10.28%
   ----------------------------------------------------------------------------
        30        10.28%        70         10.63%        110        10.28%
   ----------------------------------------------------------------------------
        31        10.63%        71         10.28%        111        10.99%
   ----------------------------------------------------------------------------
        32        10.28%        72         10.63%        112        10.28%
   ----------------------------------------------------------------------------
        33        10.28%        73         10.28%        113        10.62%
   ----------------------------------------------------------------------------
        34        10.63%        74         10.28%        114        10.28%
   ----------------------------------------------------------------------------
        35        10.28%        75         11.38%        115        10.62%
   ----------------------------------------------------------------------------
        36        10.63%        76         10.28%        116        10.28%
   ----------------------------------------------------------------------------
        37        10.28%        77         10.63%        117        10.28%
   ----------------------------------------------------------------------------
        38        10.28%        78         10.28%        118        10.62%
   ----------------------------------------------------------------------------
        39        11.38%        79         10.63%        119        10.28%
   ----------------------------------------------------------------------------
        40        10.28%        80         10.28%        120        10.62%
   ----------------------------------------------------------------------------

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Excess Spread

(Assumes no losses, no Basis Risk Shortfall payments, approximated forward 1-month LIBOR as shown below, 100% PPC and business day convention ignored)

-------------------------------------------------------------------------------------------------------------------------------
 Period     1-month LIBOR    Excess Spread   Period   1-month LIBOR   Excess Spread    Period   1-month LIBOR   Excess Spread
-------------------------------------------------------------------------------------------------------------------------------
    1           5.35%            5.87%         41         4.71%           5.36%          81         4.94%           5.34%
-------------------------------------------------------------------------------------------------------------------------------
    2           5.33%            5.14%         42         4.73%           5.37%          82         4.95%           5.51%
-------------------------------------------------------------------------------------------------------------------------------
    3           5.30%            5.18%         43         4.75%           5.40%          83         4.96%           5.33%
-------------------------------------------------------------------------------------------------------------------------------
    4           5.22%            5.18%         44         4.76%           5.39%          84         4.96%           5.49%
-------------------------------------------------------------------------------------------------------------------------------
    5           5.14%            5.21%         45         4.78%           5.40%          85         4.97%           5.31%
-------------------------------------------------------------------------------------------------------------------------------
    6           5.07%            5.22%         46         4.79%           5.42%          86         4.98%           5.31%
-------------------------------------------------------------------------------------------------------------------------------
    7           4.95%            5.25%         47         4.79%           5.41%          87         4.99%           5.83%
-------------------------------------------------------------------------------------------------------------------------------
    8           4.85%            5.27%         48         4.80%           5.43%          88         5.00%           5.34%
-------------------------------------------------------------------------------------------------------------------------------
    9           4.77%            5.30%         49         4.80%           5.41%          89         5.01%           5.54%
-------------------------------------------------------------------------------------------------------------------------------
   10           4.72%            5.33%         50         4.80%           5.41%          90         5.01%           5.40%
-------------------------------------------------------------------------------------------------------------------------------
   11           4.65%            5.35%         51         4.80%           5.46%          91         5.02%           5.61%
-------------------------------------------------------------------------------------------------------------------------------
   12           4.58%            5.39%         52         4.80%           5.42%          92         5.03%           5.48%
-------------------------------------------------------------------------------------------------------------------------------
   13           4.56%            5.40%         53         4.80%           5.43%          93         5.03%           5.51%
-------------------------------------------------------------------------------------------------------------------------------
   14           4.56%            5.43%         54         4.80%           5.42%          94         5.03%           5.72%
-------------------------------------------------------------------------------------------------------------------------------
   15           4.58%            5.47%         55         4.81%           5.43%          95         5.04%           5.59%
-------------------------------------------------------------------------------------------------------------------------------
   16           4.60%            5.45%         56         4.81%           5.42%          96         5.04%           5.79%
-------------------------------------------------------------------------------------------------------------------------------
   17           4.62%            5.47%         57         4.82%           5.42%          97         5.04%           5.67%
-------------------------------------------------------------------------------------------------------------------------------
   18           4.64%            5.46%         58         4.83%           5.44%          98         5.04%           5.71%
-------------------------------------------------------------------------------------------------------------------------------
   19           4.67%            5.48%         59         4.84%           5.42%          99         5.05%           6.23%
-------------------------------------------------------------------------------------------------------------------------------
   20           4.69%            5.48%         60         4.85%           5.44%         100         5.05%           5.80%
-------------------------------------------------------------------------------------------------------------------------------
   21           4.70%            5.48%         61         4.86%           5.62%         101         5.05%           6.00%
-------------------------------------------------------------------------------------------------------------------------------
   22           4.71%            5.51%         62         4.87%           5.61%         102         5.05%           5.89%
-------------------------------------------------------------------------------------------------------------------------------
   23           4.71%            5.50%         63         4.89%           5.93%         103         5.06%           6.09%
-------------------------------------------------------------------------------------------------------------------------------
   24           4.69%            5.52%         64         4.90%           5.59%         104         5.06%           5.99%
-------------------------------------------------------------------------------------------------------------------------------
   25           4.67%            5.52%         65         4.90%           5.75%         105         5.07%           6.03%
-------------------------------------------------------------------------------------------------------------------------------
   26           4.64%            5.53%         66         4.91%           5.58%         106         5.07%           6.22%
-------------------------------------------------------------------------------------------------------------------------------
   27           4.62%            5.59%         67         4.92%           5.53%         107         5.08%           6.12%
-------------------------------------------------------------------------------------------------------------------------------
   28           4.60%            5.55%         68         4.92%           5.35%         108         5.08%           6.32%
-------------------------------------------------------------------------------------------------------------------------------
   29           4.58%            5.59%         69         4.93%           5.35%         109         5.09%           6.22%
-------------------------------------------------------------------------------------------------------------------------------
   30           4.57%            5.58%         70         4.93%           5.52%         110         5.10%           6.27%
-------------------------------------------------------------------------------------------------------------------------------
   31           4.56%            5.62%         71         4.93%           5.35%         111         5.10%           6.61%
-------------------------------------------------------------------------------------------------------------------------------
   32           4.55%            5.62%         72         4.93%           5.52%         112         5.11%           6.38%
-------------------------------------------------------------------------------------------------------------------------------
   33           4.55%            5.63%         73         4.93%           5.35%         113         5.12%           6.58%
-------------------------------------------------------------------------------------------------------------------------------
   34           4.56%            5.67%         74         4.93%           5.35%         114         5.12%           6.50%
-------------------------------------------------------------------------------------------------------------------------------
   35           4.57%            5.67%         75         4.93%           5.86%         115         5.13%           6.70%
-------------------------------------------------------------------------------------------------------------------------------
   36           4.59%            5.71%         76         4.93%           5.35%         116         5.14%           6.63%
-------------------------------------------------------------------------------------------------------------------------------
   37           4.61%            5.71%         77         4.93%           5.52%         117         5.14%           6.70%
-------------------------------------------------------------------------------------------------------------------------------
   38           4.64%            5.53%         78         4.93%           5.35%         118         5.15%           6.89%
-------------------------------------------------------------------------------------------------------------------------------
   39           4.66%            5.41%         79         4.93%           5.52%         119         5.16%           6.84%
-------------------------------------------------------------------------------------------------------------------------------
   40           4.69%            5.29%         80         4.94%           5.35%         120         5.16%           7.04%
-------------------------------------------------------------------------------------------------------------------------------

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, approximate Forward LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every distribution date, no stepdown, 6 month lag, interest does not accrue on Deferred Amounts and 100% servicer advances.

-----------------------------------------------------------------------
     Class     Breakeven CDR  Collateral Cum Loss  Average Life (Years)
-----------------------------------------------------------------------
      M-1          14.6%            28.3%                6.4
      M-2          11.7%            23.7%                6.8
      M-3          10.5%            21.7%                8.4
      M-4           9.4%            19.7%                8.7
      M-5           8.3%            17.7%                9.0
      M-6           7.4%            16.0%                9.3
      M-7           6.5%            14.3%                9.3
      M-8           5.8%            12.9%                10.1
      M-9           5.2%            11.7%                10.4
-----------------------------------------------------------------------

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Statistical Collateral Summary - Group 1

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 12/1/06 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies may represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

------------------------------------------------------------------------------------------------------------------------------
Total Number of Loans
                                                              773
Total Outstanding Loan Balance                        $35,413,217                            Min                          Max
                                                                   -----------------------------------------------------------
Average Balance                                           $45,813                         $9,965                     $158,809
Weighted Average Combined LTV                              93.57%                         20.02%                      100.00%
Weighted Average Coupon                                   10.795%                         7.050%                      14.448%
Weighted Average DTI (Non-Zero)                            40.82%
Weighted Average FICO (Non-Zero)                              675
Weighted Average Age (Months)                                   4
% Prepayment Penalties                                     31.95%
% Balloons                                                 75.74%
% Second Liens                                            100.00%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Scheduled Balance ($)             Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
0.01 - 25,000.00                    135         2,633,444        7.44          4        675       93.26     10.696      100.00
25,000.01 - 50,000.00               366        13,344,046       37.68          4        672       94.76     10.809      100.00
50,000.01 - 75,000.00               188        11,648,725       32.89          4        673       94.52     10.981      100.00
75,000.01 - 100,000.00               65         5,538,966       15.64          4        677       91.14     10.676      100.00
100,000.01 - 125,000.00              15         1,640,374        4.63          4        679       94.97     10.606      100.00
125,000.01 - 150,000.00               2           292,265        0.83          4        759       64.78      8.116      100.00
150,000.01 - 175,000.00               2           315,397        0.89          3        662       72.77      9.706      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
FICO                              Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 550             3           184,424        0.52         43        526       69.51     12.213      100.00
551 - 575                             1            17,046        0.05         44        562       63.45     10.990      100.00
576 - 600                            12           465,506        1.31          6        592       95.68     12.500      100.00
601 - 625                            61         2,415,134        6.82          5        618       97.10     12.053      100.00
626 - 650                           136         6,315,345       17.83          4        639       94.35     11.668      100.00
651 - 675                           230        10,160,909       28.69          4        663       93.35     11.057      100.00
676 - 700                           159         7,922,576       22.37          4        688       93.29     10.254      100.00
701 - 725                            88         4,192,978       11.84          4        711       93.27     10.103      100.00
726 - 750                            51         2,322,181        6.56          3        737       93.74      9.634      100.00
751 - 775                            18           714,519        2.02          3        759       94.52      9.243      100.00
776 - 800                            12           638,306        1.80          3        784       87.18      9.075      100.00
801 - 825                             2            64,293        0.18          3        806       80.33      8.044      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Remaining Term (months)           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
121 - 180                           597        27,183,400       76.76          4        675       94.15     10.822      100.00
181 - 240                            69         3,115,916        8.80          5        656       91.57     11.200      100.00
241 - 300                             6           357,355        1.01          4        689       89.60     10.042      100.00
301 - 360                           101         4,756,546       13.43          3        684       91.84     10.436      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.     Coupon     % Owner
Property Type                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
2-4 Family                           48         2,971,083        8.39          4        682       94.08     11.107      100.00
Condo                                67         2,975,747        8.40          4        679       96.18     11.013      100.00
Co-op                                 1             9,989        0.03          3        670       90.00     11.125      100.00
PUD                                 134         6,780,060       19.15          4        681       93.60     10.537      100.00
Single Family Residence             517        22,490,775       63.51          4        671       93.10     10.797      100.00
Town House                            6           185,562        0.52          5        667       99.45     11.521      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Occupancy Status                  Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                      773        35,413,217      100.00          4        675       93.57     10.795      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Purpose                           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Purchase                            153         5,406,449       15.27          4        682       99.08     11.134      100.00
Refinance - Cash Out                531        26,552,575       74.98          4        672       92.50     10.753      100.00
Refinance - Rate/Term                89         3,454,193        9.75          3        680       93.20     10.591      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Combined LTV (%)                  Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 50              5           323,232        0.91         15        645       36.30      9.764      100.00
50.01 - 60.00                         1            59,825        0.17          1        712       52.22      8.500      100.00
60.01 - 70.00                        16         1,238,339        3.50          4        685       65.16      9.309      100.00
70.01 - 80.00                        24         1,480,625        4.18          3        678       76.39      9.445      100.00
80.01 - 90.00                       170         6,603,188       18.65          4        680       88.01     10.002      100.00
90.01 - 95.00                       164         7,449,845       21.04          4        675       94.37     10.537      100.00
95.01 - 100.00                      393        18,258,162       51.56          4        672       99.72     11.423      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Geographic Distribution           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Alabama                               5           158,114        0.45          4        684       92.99      9.485      100.00
Alaska                                3           114,774        0.32          4        715       97.30     11.417      100.00
Arizona                              43         2,399,356        6.78          4        687       91.31     10.632      100.00
Arkansas                              1            19,580        0.06          3        644      100.00     11.350      100.00
California                           66         4,164,122       11.76          4        684       87.53     10.165      100.00
Colorado                             29         1,148,146        3.24          4        679       95.64     10.565      100.00
Connecticut                          26         1,196,072        3.38          4        673       96.22     11.089      100.00
Delaware                              3           112,346        0.32          3        671       97.95     10.506      100.00
District of Columbia                  2           104,893        0.30          3        665      100.00     11.844      100.00
Florida                              60         3,168,032        8.95          4        666       93.62     11.145      100.00
Hawaii                                3           182,795        0.52          7        658      100.00     11.496      100.00
Idaho                                 6           312,681        0.88          5        682       91.87     10.414      100.00
Illinois                             82         3,462,346        9.78          4        666       96.44     11.210      100.00
Indiana                              12           360,297        1.02          4        642       98.63     12.287      100.00
Iowa                                  1            21,059        0.06          5        583      100.00     12.999      100.00
Kansas                                2            59,709        0.17          4        687      100.00     11.686      100.00
Kentucky                              4           141,169        0.40          5        688      100.00      9.952      100.00
Louisiana                             2            88,735        0.25          2        646      100.00     11.486      100.00
Maine                                 3           107,764        0.30          3        679       97.12     10.978      100.00
Maryland                             28         1,464,694        4.14          4        668       93.75     11.381      100.00
Massachusetts                        21         1,105,430        3.12          3        711       94.22     10.669      100.00
Michigan                             24           867,183        2.45          4        659       96.26     10.871      100.00
Minnesota                            30         1,366,735        3.86          3        680       95.44     10.119      100.00
Mississippi                           2            48,834        0.14          6        640       93.40     10.694      100.00
Missouri                             10           383,906        1.08          4        681       94.16     10.287      100.00
Montana                               2            79,110        0.22          5        640       97.59     11.119      100.00
Nebraska                              2            64,903        0.18          5        646       93.92     10.925      100.00
Nevada                               34         1,771,335        5.00          4        695       93.51      9.660      100.00
New Hampshire                         6           249,284        0.70         18        604       73.31     11.359      100.00
New Jersey                           45         2,094,400        5.91          4        674       93.86     11.418      100.00
New Mexico                           10           359,788        1.02          5        660       97.04     11.698      100.00
New York                             24         1,334,466        3.77          4        658       91.17     11.028      100.00
North Carolina                       14           369,098        1.04          7        673       95.37     10.323      100.00
North Dakota                          1           110,847        0.31          3        713      100.00      9.875      100.00
Ohio                                  9           264,177        0.75          3        662       96.24     11.360      100.00
Oklahoma                              4           123,844        0.35          4        694       89.47      9.165      100.00
Oregon                               13           612,382        1.73          7        664       93.96     10.615      100.00
Pennsylvania                         24           887,500        2.51          3        674       93.89     10.828      100.00
Rhode Island                          7           316,566        0.89          3        687       95.44     11.954      100.00
South Carolina                        8           301,375        0.85          3        654       96.37     12.261      100.00
South Dakota                          2           139,675        0.39          4        708       94.72      8.781      100.00
Tennessee                             7           202,224        0.57          4        642       95.31      9.369      100.00
Continued on next page...

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Texas                                24           657,774        1.86          5        663       91.58     10.416      100.00
Utah                                 14           576,910        1.63          4        676       95.61     11.620      100.00
Vermont                               1            72,757        0.21          3        666       98.54     11.375      100.00
Virginia                             16           626,433        1.77          3        656       93.57     11.613      100.00
Washington                           24         1,087,984        3.07          4        679       95.68     10.535      100.00
Wisconsin                            11           444,561        1.26          5        675       97.71     10.436      100.00
Wyoming                               3           107,055        0.30          3        726       94.68      9.796      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

===============================================================================================================================
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Documentation Type                Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Full/Alt                            308        12,806,155       36.16          4        670       94.22     10.182      100.00
NINA                                  9           372,904        1.05         12        657       77.81     11.752      100.00
Reduced                             340        16,731,671       47.25          4        679       93.35     10.927      100.00
Stated/Stated                       116         5,502,487       15.54          5        671       93.79     11.756      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================


------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Current Rate (%)                  Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
7.001 - 7.500                         5           390,364        1.10          4        753       72.30      7.415      100.00
7.501 - 8.000                        15           867,036        2.45          4        703       80.51      7.801      100.00
8.001 - 8.500                        17           663,456        1.87          3        728       85.84      8.356      100.00
8.501 - 9.000                        60         3,003,001        8.48          4        705       86.42      8.829      100.00
9.001 - 9.500                        83         3,449,448        9.74          4        688       92.32      9.363      100.00
9.501 - 10.000                       90         4,072,530       11.50          4        686       94.39      9.828      100.00
10.001 - 10.500                      89         4,113,805       11.62          4        682       92.78     10.324      100.00
10.501 - 11.000                      99         4,359,611       12.31          4        668       93.16     10.843      100.00
11.001 - 11.500                      67         3,146,693        8.89          4        665       95.45     11.365      100.00
11.501 - 12.000                      90         3,878,465       10.95          4        664       97.58     11.876      100.00
12.001 - 12.500                      53         2,640,448        7.46          6        645       95.70     12.340      100.00
12.501 - 13.000                      60         2,584,500        7.30          4        651       98.55     12.866      100.00
13.001 - 13.500                      14           771,867        2.18          4        645       99.16     13.320      100.00
13.501 - 14.000                      22           989,215        2.79          4        646       98.78     13.842      100.00
14.001 - 14.500                       9           482,777        1.36          3        645       99.39     14.250      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================


------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Interest Only                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Yes                                   8           468,355        1.32          4        689       91.14     10.070      100.00
No                                  765        34,944,862       98.68          4        674       93.60     10.805      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Interest Only Period (months)     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
None                                765        34,944,862       98.68          4        674       93.60     10.805      100.00
120                                   8           468,355        1.32          4        689       91.14     10.070      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
Prepay Penalty Period                of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
(months)                          Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
No PPP                              540        24,098,178       68.05          4        677       93.84     10.816      100.00
6                                     3           195,208        0.55          3        669       81.08     10.529      100.00
12                                   37         2,062,275        5.82          5        677       88.87     10.616      100.00
18                                    1           156,589        0.44          4        659       60.61      8.900      100.00
24                                   34         1,525,638        4.31          4        664       95.13     10.992      100.00
30                                    1            52,249        0.15          3        621       95.00     11.500      100.00
36                                  157         7,323,079       20.68          4        669       94.71     10.780      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Lien Position                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
2                                   773        35,413,217      100.00          4        675       93.57     10.795      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Balloon                           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Balloon                             592        26,820,861       75.74          4        673       95.10     10.934      100.00
Non-Balloon                         181         8,592,356       24.26          4        680       88.80     10.361      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Servicer                          Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Select Portfolio Servicing,         773        35,413,217      100.00          4        675       93.57     10.795      100.00
Inc.
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Age (months)                      Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
1 - 3                               350        15,723,071       44.40          3        680       93.64     10.756      100.00
4 - 6                               372        17,418,091       49.19          4        675       93.37     10.726      100.00
7 - 9                                46         2,029,250        5.73          8        644       97.09     11.606      100.00
10 - 12                               1            41,334        0.12         10        709       94.83      8.625      100.00
Greater than or equal to 13           4           201,470        0.57         43        529       69.00     12.110      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Product                           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
15/15                                36         1,544,087        4.36          6        685       81.43      9.580      100.00
20/20                                38         1,934,368        5.46          5        664       87.05     10.862      100.00
25/25                                 6           357,355        1.01          4        689       89.60     10.042      100.00
30/15                               561        25,639,313       72.40          4        674       94.92     10.896      100.00
30/20                                31         1,181,548        3.34          4        642       98.98     11.755      100.00
30/30                               101         4,756,546       13.43          3        684       91.84     10.436      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
DTI Ratio (%)                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Not Available                        40         1,961,644        5.54          5        684       89.25     11.327      100.00
5.01 - 10.00                          1            99,754        0.28          4        699       75.34      8.750      100.00
15.01 - 20.00                        12           520,333        1.47          6        672       94.63     10.735      100.00
20.01 - 25.00                        11           488,179        1.38          4        701       95.32      9.958      100.00
25.01 - 30.00                        42         1,653,917        4.67          4        678       94.15     10.557      100.00
30.01 - 35.00                        72         2,687,453        7.59          3        678       93.90     10.373      100.00
35.01 - 40.00                       141         6,231,204       17.60          3        677       92.18     10.498      100.00
40.01 - 45.00                       283        14,240,166       40.21          4        673       94.20     10.984      100.00
45.01 - 50.00                       155         6,727,996       19.00          4        671       94.47     10.780      100.00
50.01 - 55.00                        15           701,822        1.98          5        644       93.53     11.375      100.00
Greater than or equal to
55.01                                 1           100,749        0.28          4        679       99.98     10.750      100.00
===============================================================================================================================
Total:                              773        35,413,217      100.00          4        675       93.57     10.795      100.00
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Statistical Collateral Summary - Group 2

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 12/1/06 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies may represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

------------------------------------------------------------------------------------------------------------------------------
Total Number of Loans

                                                            3,186

Total Outstanding Loan Balance                       $206,911,680                            Min                          Max
                                                                   -----------------------------------------------------------
Average Balance                                           $64,944                         $4,832                     $249,235
Weighted Average Combined LTV                              96.90%                         25.26%                      100.00%
Weighted Average Coupon                                   11.197%                         6.059%                      14.990%
Weighted Average DTI (Non-Zero)                            40.64%
Weighted Average FICO (Non-Zero)                              699
Weighted Average Age (Months)                                   4
% Prepayment Penalties                                     28.79%
% Balloons                                                 86.03%
% Second Liens                                            100.00%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Scheduled Balance ($)             Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
0.01 - 25,000.00                    407         7,343,136        3.55          7        709       91.68     11.725       38.22
25,000.01 - 50,000.00               920        34,579,605       16.71          4        694       96.54     11.328       79.09
50,000.01 - 75,000.00               784        48,974,128       23.67          4        696       97.64     11.228       90.26
75,000.01 - 100,000.00              575        50,517,863       24.42          4        696       97.68     11.139       93.97
100,000.01 - 125,000.00             261        29,128,383       14.08          5        705       98.15     11.009       96.92
125,000.01 - 150,000.00             153        20,965,685       10.13          5        699       96.37     11.142       96.75
150,000.01 - 175,000.00              46         7,359,676        3.56          4        702       97.11     11.508       95.67
175,000.01 - 200,000.00              30         5,693,250        2.75          5        714       91.28     10.971       86.60
200,000.01 - 225,000.00               2           432,574        0.21          3        700       96.93     11.530      100.00
225,000.01 - 250,000.00               8         1,917,379        0.93          4        714       86.23     10.390      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
FICO                              Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 550             3            91,839        0.04         42        517       74.40     12.396      100.00
551 - 575                             2            57,893        0.03         43        557       87.46     11.089      100.00
576 - 600                            23         1,573,295        0.76          6        593       95.59     11.934      100.00
601 - 625                           109         5,933,748        2.87          5        618       94.73     12.306       99.35
626 - 650                           301        17,006,595        8.22          4        640       96.93     12.235       96.10
651 - 675                           562        35,648,837       17.23          4        665       96.56     11.507       92.12
676 - 700                           780        57,348,980       27.72          4        688       97.64     11.134       91.44
701 - 725                           571        38,116,650       18.42          5        712       96.43     10.884       86.85
726 - 750                           386        24,283,234       11.74          4        737       97.69     10.840       85.40
751 - 775                           245        14,769,821        7.14          5        762       96.79     10.854       82.23
776 - 800                           164         9,960,562        4.81          5        786       96.12     10.587       78.23
801 - 825                            40         2,120,225        1.02          4        806       94.10     10.613       77.70
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Remaining Term (months)           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
61 - 120                              3           142,731        0.07          5        697       92.95     11.494      100.00
121 - 180                         2,707       179,487,834       86.75          4        698       97.02     11.183       90.17
181 - 240                           113         5,864,432        2.83          5        670       96.24     11.410       92.30
241 - 300                            21         1,242,871        0.60          4        716       98.01     10.691       83.54
301 - 360                           342        20,173,812        9.75          3        708       95.91     11.284       80.42
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Property Type                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
2-4 Family                          485        37,518,295       18.13          4        705       96.79     11.794       82.49
Condo                               362        19,519,126        9.43          4        697       98.00     11.162       88.78
Co-op                                 2           235,646        0.11          3        728       81.55      9.241      100.00
PUD                                 643        40,261,745       19.46          4        700       96.94     11.055       87.61
Single Family Residence           1,678       108,692,045       52.53          4        696       96.76     11.058       92.26
Town House                           16           684,823        0.33          4        713       96.59     10.556       88.25
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Occupancy Status                  Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Investment                          502        17,919,242        8.66          6        717       90.60     12.277        0.00
Owner Occupied                    2,579       184,667,674       89.25          4        696       97.63     11.084      100.00
Secondary                           105         4,324,764        2.09          6        720       91.73     11.517        0.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Purpose                           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Purchase                          2,825       175,000,806       84.58          4        701       98.00     11.294       88.77
Refinance - Cash Out                300        27,669,389       13.37          4        682       90.71     10.702       93.70
Refinance - Rate/Term                61         4,241,486        2.05          6        694       91.83     10.429       80.17
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Combined LTV (%)                  Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 50.00          17           912,924        0.44         11        695       39.74      9.396       80.91
50.01 - 60.00                        23         1,000,432        0.48         22        718       55.31      9.756       52.56
60.01 - 70.00                        12           804,434        0.39         24        697       66.13      9.426       44.57
70.01 - 80.00                        50         3,562,485        1.72          5        700       77.30     10.079       71.43
80.01 - 90.00                       453        22,374,028       10.81          4        692       89.19     10.786       66.27
90.01 - 95.00                       609        35,622,518       17.22          4        701       94.80     11.177       68.76
95.01 - 100.00                    2,022       142,634,860       68.94          4        699       99.95     11.326       98.98
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Geographic Distribution           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Alabama                               2           105,748        0.05          2        646       93.75     13.117       81.95
Alaska                                3           174,892        0.08          5        669       97.41     12.303       74.08
Arizona                             195        10,478,903        5.06          5        704       95.39     11.417       79.21
Arkansas                              4           139,260        0.07          2        730       95.00     10.805        0.00
California                          650        60,317,096       29.15          5        702       96.71     10.740       94.39
Colorado                             43         2,612,607        1.26          4        705       94.16     10.752       85.22
Connecticut                          61         3,591,608        1.74          4        698       97.90     11.653       89.57
Delaware                             17           663,891        0.32          3        702       96.29     11.458       75.86
District of Columbia                  6           678,500        0.33          3        688       97.61     11.471       89.78
Florida                             316        17,230,266        8.33          4        693       96.83     11.729       81.52
Georgia                              92         4,159,438        2.01          4        688       98.97     11.362       90.36
Hawaii                               25         2,220,383        1.07          6        714       97.86     10.739       94.35
Idaho                                15           723,308        0.35          6        701       97.66     11.036       71.41
Illinois                            196        10,801,678        5.22          4        687       98.29     11.752       87.01
Indiana                              18           605,727        0.29          4        681       98.89     11.648       93.64
Iowa                                  3           128,352        0.06          3        657       96.37     10.829      100.00
Kansas                                9           194,689        0.09          3        717       96.92     11.606       28.01
Kentucky                              1            39,617        0.02          7        631      100.00      9.899      100.00
Louisiana                             7           331,589        0.16          3        721       98.25     10.488       81.85
Maine                                 1            53,928        0.03          3        749      100.00     11.500      100.00
Maryland                             70         5,160,897        2.49          4        699       97.01     11.215       97.13
Massachusetts                        80         5,541,059        2.68          4        694       97.83     11.630       96.32
Michigan                             29         1,082,993        0.52          4        677       96.76     11.771       83.25
Minnesota                            58         2,764,571        1.34          4        701       96.99     10.821       79.61
Mississippi                          10           278,716        0.13          5        722       97.22     10.715       44.29
Missouri                             34         1,195,454        0.58          4        693       97.45     11.147       79.99
Montana                               1            92,786        0.04          4        662       88.30      8.950      100.00
Nebraska                              3           161,701        0.08         12        665       97.44     11.107      100.00
Nevada                              143         9,508,022        4.60          4        712       96.74     10.684       91.09
New Jersey                          219        14,806,050        7.16          4        702       97.51     11.918       91.85
New Mexico                           16           640,605        0.31          4        685       98.25     12.004       70.96
New York                            236        22,014,343       10.64          4        697       96.85     11.304       93.68
North Carolina                       39         1,530,116        0.74          5        698       95.98     11.793       64.28
Ohio                                 25           598,278        0.29         10        656       96.04     12.123       81.65
Continued on next page...

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Oklahoma                             22           509,614        0.25          3        741       97.36     11.208       43.44
Oregon                               42         2,185,163        1.06          5        707       92.91     10.453       85.11
Pennsylvania                         57         2,139,714        1.03          3        689       94.76     11.712       89.45
Rhode Island                         14           680,544        0.33          4        707       98.91     10.832      100.00
South Carolina                       30         1,168,021        0.56          3        701       94.26     11.642       61.10
South Dakota                          2            35,234        0.02          4        787       92.79      9.836        0.00
Tennessee                            21           746,475        0.36          4        720       94.51     11.417       38.10
Texas                               156         4,986,229        2.41          4        702       97.13     10.827       75.44
Utah                                 43         1,966,703        0.95          4        696       96.90     11.094       83.87
Virginia                             97         7,189,551        3.47          4        688       98.88     11.237       94.95
Washington                           63         4,174,042        2.02          6        686       95.37     11.128       90.69
West Virginia                         3           208,456        0.10          4        712       98.43      9.754      100.00
Wisconsin                             8           204,864        0.10          3        697       95.94     11.645       67.96
Wyoming                               1            90,000        0.04          3        726      100.00      9.625      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Documentation Type                Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Full/Alt                            713        38,877,180       18.79          5        689       95.86     10.404       86.77
NINA                                 82         4,274,126        2.07          3        744       97.85     12.837       85.80
Reduced                           1,952       136,193,971       65.82          4        701       97.06     11.245       88.99
Stated/Stated                       439        27,566,403       13.32          5        695       97.39     11.821       94.56
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Current Rate (%)                  Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
6.001 - 6.500                         1            48,538        0.02          6        778       39.84      6.059        0.00
6.501 - 7.000                         1           146,448        0.07          4        765       71.23      7.000      100.00
7.001 - 7.500                        12           728,009        0.35          6        759       78.15      7.389       89.41
7.501 - 8.000                        33         1,888,216        0.91          4        737       89.71      7.889       99.03
8.001 - 8.500                        64         3,659,159        1.77          5        720       90.24      8.378       94.07
8.501 - 9.000                       114         7,973,766        3.85          6        718       91.89      8.842       93.50
9.001 - 9.500                       160        10,766,802        5.20          5        718       95.93      9.379       94.73
9.501 - 10.000                      352        24,820,999       12.00          5        710       97.26      9.864       96.21
10.001 - 10.500                     370        26,447,264       12.78          4        701       96.63     10.310       94.20
10.501 - 11.000                     391        27,152,900       13.12          4        704       97.30     10.850       94.32
11.001 - 11.500                     278        18,735,053        9.05          4        696       97.94     11.350       91.37
11.501 - 12.000                     434        28,125,407       13.59          5        689       97.61     11.884       89.98
12.001 - 12.500                     298        17,779,484        8.59          4        692       98.07     12.359       83.80
12.501 - 13.000                     343        21,183,549       10.24          4        686       97.82     12.866       82.36
13.001 - 13.500                     101         5,304,446        2.56          3        687       98.12     13.313       71.09
13.501 - 14.000                      98         5,100,632        2.47          3        670       97.96     13.824       78.31
14.001 - 14.500                     135         7,014,011        3.39          2        679       97.49     14.266       56.53
14.501 - 15.000                       1            36,998        0.02          4        677       95.00     14.990        0.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Interest Only                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Yes                                  76         5,882,057        2.84          4        718       96.33     10.553       93.59
No                                3,110       201,029,623       97.16          4        698       96.91     11.216       89.12
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Interest Only Period (months)     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
None                              3,110       201,029,623       97.16          4        698       96.91     11.216       89.12
60                                   15         1,352,980        0.65          5        717       97.43     11.377       95.04
120                                  61         4,529,077        2.19          4        719       96.00     10.306       93.16
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
Prepay Penalty Period                of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
(months)                          Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
No PPP                            2,324       147,335,600       71.21          4        701       96.95     11.210       88.12
6                                    23         1,587,554        0.77          6        700       96.86     11.950       80.25
12                                  204        17,620,363        8.52          5        703       97.34     10.892       93.46
18                                    2            82,835        0.04          5        692      100.00     11.990      100.00
24                                  135         9,276,895        4.48          5        693       98.70     11.487       91.29
30                                    1            26,560        0.01          4        662      100.00     10.800      100.00
36                                  430        27,018,870       13.06          5        689       96.87     11.278       91.08
42                                    1            69,621        0.03          6        624      100.00     10.250      100.00
48                                    1            29,710        0.01          4        601       67.78     10.325      100.00
60                                   65         3,863,671        1.87          6        670       88.77     10.539       98.77
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Lien Position                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
2                                 3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Balloon                           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Balloon                           2,673       178,001,958       86.03          4        698       97.18     11.206       90.34
Non-Balloon                         513        28,909,722       13.97          4        704       95.16     11.141       82.53
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Servicer                          Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Select Portfolio Servicing,
Inc.                              3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Age (months)                      Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
1 - 3                             1,319        78,636,095       38.00          3        699       96.51     11.647       84.26
4 - 6                             1,574       110,814,074       53.56          5        700       97.35     10.870       92.64
7 - 9                               233        15,608,146        7.54          8        683       98.62     11.333       97.65
10 - 12                               2           122,185        0.06         10        740       97.61     12.145      100.00
Greater than or equal to 13          58         1,731,179        0.84         38        722       70.05     10.347       22.13
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Product                           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
10/10                                 2           123,292        0.06          4        686       94.20     12.104      100.00
15/15                                73         4,078,426        1.97          5        704       91.86     10.522       89.14
20/20                                75         3,291,322        1.59          6        677       93.60     11.164       86.27
25/25                                21         1,242,871        0.60          4        716       98.01     10.691       83.54
30/10                                 1            19,439        0.01         11        763       85.00      7.625      100.00
30/15                             2,634       175,409,408       84.78          4        698       97.14     11.199       90.20
30/20                                38         2,573,110        1.24          4        661       99.63     11.725      100.00
30/30                               342        20,173,812        9.75          3        708       95.91     11.284       80.42
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
DTI Ratio (%)                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Not Available                       421        29,516,763       14.27          3        716       96.87     12.000       84.93
5.01 - 10.00                          6           279,873        0.14          7        691       94.65     11.598       61.69
10.01 - 15.00                        15           779,982        0.38          6        716       95.51     11.513       47.50
15.01 - 20.00                        25           984,389        0.48          3        708       96.54     11.524       61.07
20.01 - 25.00                        63         2,867,141        1.39          4        691       95.41     11.440       67.84
25.01 - 30.00                       161         7,838,544        3.79          5        709       95.11     10.980       71.74
30.01 - 35.00                       286        15,401,908        7.44          4        705       94.43     10.798       76.72
35.01 - 40.00                       612        39,025,216       18.86          4        698       96.24     10.854       90.80
40.01 - 45.00                     1,117        76,107,163       36.78          5        694       97.89     11.230       94.12
45.01 - 50.00                       428        30,359,856       14.67          5        691       97.40     11.035       93.33
50.01 - 55.00                        51         3,662,983        1.77          6        682       95.41     10.809       97.64
Greater than or equal to
55.01                                 1            87,862        0.04          5        657       95.00     10.250      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,186       206,911,680      100.00          4        699       96.90     11.197       89.25
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

Statistical Collateral Summary - Aggregate Collateral

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 12/1/06 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies may represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

------------------------------------------------------------------------------------------------------------------------------
Total Number of Loans

                                                            3,959

Total Outstanding Loan Balance                       $242,324,897                            Min                          Max
                                                                   -----------------------------------------------------------
Average Balance                                           $61,209                         $4,832                     $249,235
Weighted Average Combined LTV                              96.41%                         20.02%                      100.00%
Weighted Average Coupon                                   11.138%                         6.059%                      14.990%
Weighted Average DTI (Non-Zero)                            40.67%
Weighted Average FICO (Non-Zero)                              695
Weighted Average Age (Months)                                   4
% Prepayment Penalties                                     29.25%
% Balloons                                                 84.52%
% Second Liens                                            100.00%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Scheduled Balance ($)             Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
0.01 - 25,000.00                    542         9,976,580        4.12          6        700       92.09     11.453       54.53
25,000.01 - 50,000.00             1,286        47,923,651       19.78          4        688       96.05     11.183       84.91
50,000.01 - 75,000.00               972        60,622,853       25.02          4        692       97.04     11.181       92.13
75,000.01 - 100,000.00              640        56,056,829       23.13          4        694       97.04     11.093       94.57
100,000.01 - 125,000.00             276        30,768,758       12.70          5        704       97.98     10.987       97.09
125,000.01 - 150,000.00             155        21,257,949        8.77          5        700       95.94     11.101       96.80
150,000.01 - 175,000.00              48         7,675,074        3.17          4        701       96.11     11.434       95.85
175,000.01 - 200,000.00              30         5,693,250        2.35          5        714       91.28     10.971       86.60
200,000.01 - 225,000.00               2           432,574        0.18          3        700       96.93     11.530      100.00
225,000.01 - 250,000.00               8         1,917,379        0.79          4        714       86.23     10.390      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
FICO                              Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 550             6           276,263        0.11         42        523       71.13     12.274      100.00
551 - 575                             3            74,939        0.03         43        558       82.00     11.067      100.00
576 - 600                            35         2,038,801        0.84          6        593       95.61     12.063      100.00
601 - 625                           170         8,348,882        3.45          5        618       95.42     12.232       99.54
626 - 650                           437        23,321,940        9.62          4        640       96.23     12.082       97.16
651 - 675                           792        45,809,746       18.90          4        665       95.85     11.407       93.87
676 - 700                           939        65,271,556       26.94          4        688       97.11     11.027       92.48
701 - 725                           659        42,309,627       17.46          4        712       96.12     10.807       88.15
726 - 750                           437        26,605,415       10.98          4        737       97.35     10.735       86.67
751 - 775                           263        15,484,340        6.39          5        762       96.68     10.780       83.05
776 - 800                           176        10,598,868        4.37          5        786       95.58     10.496       79.54
801 - 825                            42         2,184,519        0.90          4        806       93.70     10.537       78.36
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Remaining Term (months)           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
61 - 120                              3           142,731        0.06          5        697       92.95     11.494      100.00
121 - 180                         3,304       206,671,234       85.29          4        695       96.65     11.136       91.47
181 - 240                           182         8,980,348        3.71          5        665       94.62     11.337       94.97
241 - 300                            27         1,600,226        0.66          4        710       96.13     10.546       87.21
301 - 360                           443        24,930,358       10.29          3        704       95.14     11.122       84.16
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Property Type                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
2-4 Family                          533        40,489,378       16.71          4        703       96.59     11.744       83.77
Condo                               429        22,494,873        9.28          4        695       97.76     11.142       90.26
Co-op                                 3           245,635        0.10          3        726       81.89      9.318      100.00
PUD                                 777        47,041,805       19.41          4        697       96.45     10.980       89.40
Single Family Residence           2,195       131,182,820       54.14          4        692       96.13     11.013       93.59
Town House                           22           870,385        0.36          4        703       97.20     10.762       90.76
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Occupancy Status                  Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Investment                          502        17,919,242        7.39          6        717       90.60     12.277        0.00
Owner Occupied                    3,352       220,080,890       90.82          4        693       96.98     11.038      100.00
Secondary                           105         4,324,764        1.78          6        720       91.73     11.517        0.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Purpose                          Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)     Occupied
------------------------------------------------------------------------------------------------------------------------------
Purchase                          2,978       180,407,254       74.45          4        701       98.03     11.289       89.10
Refinance - Cash Out                831        54,221,963       22.38          4        677       91.59     10.727       96.79
Refinance - Rate/Term               150         7,695,679        3.18          5        688       92.45     10.502       89.07
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Combined LTV (%)                 Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)     Occupied
------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 50.00          22         1,236,156        0.51         12        682       38.84      9.492       85.90
50.01 - 60.00                        24         1,060,257        0.44         21        718       55.13      9.685       55.24
60.01 - 70.00                        28         2,042,773        0.84         12        689       65.54      9.355       78.17
70.01 - 80.00                        74         5,043,111        2.08          5        693       77.03      9.893       79.82
80.01 - 90.00                       623        28,977,216       11.96          4        689       88.92     10.608       73.96
90.01 - 95.00                       773        43,072,363       17.77          4        696       94.73     11.066       74.16
95.01 - 100.00                    2,415       160,893,022       66.40          4        696       99.92     11.337       99.09
------------------------------ --------- ----------------- ----------- ---------- ---------- ----------- ---------- -----------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Geographic Distribution           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Alabama                               7           263,862        0.11          3        669       93.30     10.941       92.77
Alaska                                6           289,666        0.12          5        687       97.36     11.952       84.35
Arizona                             238        12,878,258        5.31          5        701       94.63     11.271       83.08
Arkansas                              5           158,841        0.07          2        719       95.62     10.872       12.33
California                          716        64,481,218       26.61          5        701       96.12     10.703       94.75
Colorado                             72         3,760,753        1.55          4        697       94.62     10.695       89.73
Connecticut                          87         4,787,680        1.98          4        692       97.48     11.512       92.17
Delaware                             20           776,237        0.32          3        698       96.53     11.320       79.36
District of Columbia                  8           783,393        0.32          3        685       97.93     11.521       91.15
Florida                             376        20,398,297        8.42          4        689       96.33     11.639       84.39
Georgia                              92         4,159,438        1.72          4        688       98.97     11.362       90.36
Hawaii                               28         2,403,178        0.99          6        710       98.02     10.797       94.78
Idaho                                21         1,035,989        0.43          6        695       95.91     10.848       80.04
Illinois                            278        14,264,025        5.89          4        682       97.84     11.621       90.16
Indiana                              30           966,023        0.40          4        666       98.79     11.887       96.01
Iowa                                  4           149,412        0.06          4        647       96.88     11.135      100.00
Kansas                               11           254,398        0.10          3        710       97.65     11.625       44.91
Kentucky                              5           180,786        0.07          6        676      100.00      9.940      100.00
Louisiana                             9           420,324        0.17          3        706       98.62     10.699       85.68
Maine                                 4           161,691        0.07          3        702       98.08     11.152      100.00
Maryland                             98         6,625,591        2.73          4        692       96.29     11.252       97.77
Massachusetts                       101         6,646,489        2.74          4        697       97.23     11.471       96.93
Michigan                             53         1,950,177        0.80          4        669       96.54     11.371       90.70
Minnesota                            88         4,131,305        1.70          4        694       96.48     10.588       86.36
Mississippi                          12           327,549        0.14          5        710       96.65     10.712       52.60
Missouri                             44         1,579,360        0.65          4        690       96.65     10.938       84.85
Montana                               3           171,896        0.07          4        652       92.57      9.948      100.00
Nebraska                              5           226,604        0.09         10        660       96.43     11.055      100.00
Nevada                              177        11,279,357        4.65          4        709       96.23     10.523       92.49
New Hampshire                         6           249,284        0.10         18        604       73.31     11.359      100.00
New Jersey                          264        16,900,450        6.97          4        698       97.05     11.856       92.86
New Mexico                           26         1,000,393        0.41          4        676       97.82     11.894       81.40
New York                            260        23,348,808        9.64          4        695       96.52     11.288       94.04
North Carolina                       53         1,899,214        0.78          5        693       95.86     11.507       71.22
Continued on next page...

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

North Dakota                          1           110,847        0.05          3        713      100.00      9.875      100.00
Ohio                                 34           862,454        0.36          8        658       96.10     11.889       87.27
Oklahoma                             26           633,457        0.26          3        732       95.82     10.809       54.50
Oregon                               55         2,797,544        1.15          5        697       93.14     10.488       88.37
Pennsylvania                         81         3,027,214        1.25          3        685       94.51     11.453       92.54
Rhode Island                         21           997,110        0.41          4        700       97.81     11.188      100.00
South Carolina                       38         1,469,397        0.61          3        691       94.69     11.769       69.08
South Dakota                          4           174,909        0.07          4        724       94.33      8.994       79.86
Tennessee                            28           948,699        0.39          4        704       94.68     10.981       51.29
Texas                               180         5,644,003        2.33          4        697       96.48     10.779       78.31
Utah                                 57         2,543,613        1.05          4        692       96.60     11.213       87.53
Vermont                               1            72,757        0.03          3        666       98.54     11.375      100.00
Virginia                            113         7,815,984        3.23          4        685       98.45     11.267       95.36
Washington                           87         5,262,026        2.17          5        685       95.43     11.005       92.61
West Virginia                         3           208,456        0.09          4        712       98.43      9.754      100.00
Wisconsin                            19           649,425        0.27          4        682       97.15     10.817       89.89
Wyoming                               4           197,055        0.08          3        726       97.11      9.718      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Documentation Type                Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Full/Alt                          1,021        51,683,335       21.33          5        684       95.45     10.349       90.04
NINA                                 91         4,647,030        1.92          3        737       96.25     12.750       86.94
Reduced                           2,292       152,925,642       63.11          4        698       96.66     11.210       90.20
Stated/Stated                       555        33,068,889       13.65          5        691       96.80     11.810       95.46
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Current Rate (%)                  Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
6.001 - 6.500                         1            48,538        0.02          6        778       39.84      6.059        0.00
6.501 - 7.000                         1           146,448        0.06          4        765       71.23      7.000      100.00
7.001 - 7.500                        17         1,118,373        0.46          5        757       76.11      7.398       93.11
7.501 - 8.000                        48         2,755,252        1.14          4        726       86.81      7.861       99.33
8.001 - 8.500                        81         4,322,615        1.78          4        722       89.56      8.374       94.98
8.501 - 9.000                       174        10,976,768        4.53          5        715       90.39      8.838       95.28
9.001 - 9.500                       243        14,216,250        5.87          4        711       95.05      9.375       96.01
9.501 - 10.000                      442        28,893,529       11.92          5        707       96.85      9.859       96.74
10.001 - 10.500                     459        30,561,069       12.61          4        699       96.11     10.312       94.98
10.501 - 11.000                     490        31,512,511       13.00          4        699       96.73     10.849       95.10
11.001 - 11.500                     345        21,881,746        9.03          4        692       97.58     11.352       92.61
11.501 - 12.000                     524        32,003,872       13.21          5        686       97.60     11.883       91.19
12.001 - 12.500                     351        20,419,933        8.43          4        686       97.76     12.356       85.89
12.501 - 13.000                     403        23,768,049        9.81          4        682       97.90     12.866       84.27
13.001 - 13.500                     115         6,076,312        2.51          3        681       98.25     13.314       74.77
13.501 - 14.000                     120         6,089,847        2.51          3        666       98.10     13.827       81.83
14.001 - 14.500                     144         7,496,788        3.09          2        676       97.61     14.264       59.33
14.501 - 15.000                       1            36,998        0.02          4        677       95.00     14.990        0.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Interest Only                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Yes                                  84         6,350,412        2.62          4        716       95.95     10.517       94.06
No                                3,875       235,974,485       97.38          4        695       96.42     11.155       90.73
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Interest Only Period (months)     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
None                              3,875       235,974,485       97.38          4        695       96.42     11.155       90.73
60                                   15         1,352,980        0.56          5        717       97.43     11.377       95.04
120                                  69         4,997,432        2.06          4        716       95.55     10.284       93.80
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
Prepay Penalty Period                of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
(months)                          Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
No PPP                            2,864       171,433,779       70.75          4        698       96.51     11.154       89.79
6                                    26         1,782,762        0.74          6        697       95.13     11.795       82.41
12                                  241        19,682,638        8.12          5        700       96.45     10.863       94.14
18                                    3           239,424        0.10          4        670       74.24      9.969      100.00
24                                  169        10,802,534        4.46          4        689       98.20     11.417       92.52
30                                    2            78,809        0.03          3        635       96.69     11.264      100.00
36                                  587        34,341,949       14.17          4        685       96.41     11.172       92.98
42                                    1            69,621        0.03          6        624      100.00     10.250      100.00
48                                    1            29,710        0.01          4        601       67.78     10.325      100.00
60                                   65         3,863,671        1.59          6        670       88.77     10.539       98.77
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Lien Position                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
2                                 3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Balloon                           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Balloon                           3,265       204,822,818       84.52          4        695       96.91     11.170       91.61
Non-Balloon                         694        37,502,078       15.48          4        699       93.70     10.962       86.54
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

 HEMT                      HOME EQUITY MORTGAGE TRUST
    ------------------------------------------------------------------------
                        HOME EQUITY MORTGAGE TRUST 2006-6

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Servicer                          Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Select Portfolio Servicing,       3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
Inc.
------------------------------ --------- ----------------- ----------- ---------- ---------- ----------- ---------- -----------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Age (months)                      Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
1 - 3                             1,669        94,359,166       38.94          3        696       96.03     11.499       86.89
4 - 6                             1,946       128,232,165       52.92          5        697       96.81     10.851       93.64
7 - 9                               279        17,637,397        7.28          8        679       98.45     11.364       97.92
10 - 12                               3           163,519        0.07         10        732       96.91     11.255      100.00
Greater than or equal to 13          62         1,932,649        0.80         38        702       69.94     10.531       30.25
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
Product                           Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
10/10                                 2           123,292        0.05          4        686       94.20     12.104      100.00
15/15                               109         5,622,513        2.32          6        699       88.99     10.263       92.12
20/20                               113         5,225,690        2.16          5        672       91.17     11.052       91.35
25/25                                27         1,600,226        0.66          4        710       96.13     10.546       87.21
30/10                                 1            19,439        0.01         11        763       85.00      7.625      100.00
30/15                             3,195       201,048,721       82.97          4        695       96.86     11.160       91.45
30/20                                69         3,754,658        1.55          4        655       99.42     11.734      100.00
30/30                               443        24,930,358       10.29          3        704       95.14     11.122       84.16
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                 % of               Non-Zero  Weighted    Weighted
                                 Number         Aggregate    Loans by               Weighted   Average     Average
                                     of         Scheduled   Scheduled       Age     Average       Comb.    Coupon      % Owner
DTI Ratio (%)                     Loans       Balance ($)     Balance   (months)       FICO     LTV (%)        (%)    Occupied
------------------------------------------------------------------------------------------------------------------------------
Not Available                       461        31,478,407       12.99          4        714       96.39     11.958       85.87
5.01 - 10.00                          7           379,627        0.16          6        693       89.57     10.849       71.75
10.01 - 15.00                        15           779,982        0.32          6        716       95.51     11.513       47.50
15.01 - 20.00                        37         1,504,722        0.62          4        695       95.88     11.251       74.53
20.01 - 25.00                        74         3,355,320        1.38          4        693       95.40     11.225       72.52
25.01 - 30.00                       203         9,492,461        3.92          5        704       94.94     10.906       76.67
30.01 - 35.00                       358        18,089,361        7.46          4        701       94.35     10.735       80.18
35.01 - 40.00                       753        45,256,420       18.68          4        696       95.68     10.805       92.07
40.01 - 45.00                     1,400        90,347,329       37.28          5        691       97.31     11.191       95.05
45.01 - 50.00                       583        37,087,852       15.31          5        688       96.87     10.989       94.54
50.01 - 55.00                        66         4,364,805        1.80          6        676       95.10     10.900       98.02
Greater than or equal to
55.01                                 2           188,611        0.08          4        669       97.66     10.517      100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                            3,959       242,324,897      100.00          4        695       96.41     11.138       90.82
===============================================================================================================================